SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]

Filed by a Party Other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ x ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-2.

Twin Disc, Incorporated

(Name of Registrant as Specified In Its Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ] No fee required.

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transactions:

5)	Total fee paid:

[    ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as proved by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

TWIN DISC, INCORPORATED

1328 Racine Street, Racine, Wisconsin 53403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 25, 2018

NOTICE IS HEREBY GIVEN TO THE SHAREHOLDERS OF TWIN DISC, INCORPORATED

The Annual Meeting of Shareholders of Twin Disc, Incorporated, a Wisconsin corporation (the “Corporation”), will be held at 2:00 P.M. (Central Time) on Thursday, October 25, 2018, at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin 53403 (the “Annual Meeting”) for the following purposes:

1. To elect three Directors to serve until the Annual Meeting of Shareholders in 2021.

2. To consider an advisory vote to approve the compensation of the Corporation’s Named Executive Officers.

3. To ratify the appointment of RSM US LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2019.

4. To approve the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan.

5. To transact any other business that may properly come before the Annual Meeting.

Only holders of record of shares of common stock of the Corporation at the close of business on August 23, 2018, shall be entitled to vote at the Annual Meeting.

A proxy appointment card and our proxy statement are enclosed with this notice. The proxy card shows the form in which your shares are registered and affords you the opportunity to direct the voting of those shares, even if you are unable to attend the Annual Meeting in person. Please review these proxy materials and follow the applicable instructions.

/s/ Jeffrey S. Knutson
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 25, 2018

Our proxy materials, including the Proxy Statement and 2018 Annual Report on Form 10-K, are available over the internet at http://ir.twindisc.com/proxy, and most of our stockholders will receive only a notice (“Notice”) containing instructions on how to access the proxy materials over the internet and vote online. If you receive this Notice but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice or on the website referred to on the Notice.

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, WE ASK YOU TO PLEASE TAKE ADVANTAGE OF ONE OF THE THREE OPTIONS YOU HAVE FOR VOTING YOUR SHARES: (1) YOU MAY SIGN AND RETURN YOUR PROXY APPOINTMENT IN THE ENCLOSED ENVELOPE; (2) YOU MAY DIRECT YOUR VOTE VIA THE INTERNET; OR (3) YOU MAY DIRECT YOUR VOTE BY TELEPHONE. THE APPLICABLE INSTRUCTIONS AND DEADLINES FOR EACH OPTION ARE STATED ON THE PROXY CARD AND IN THE PROXY STATEMENT. IF YOUR PROXY APPOINTMENT / VOTING INSTRUCTIONS ARE NOT RECEIVED BEFORE THE APPLICABLE DEADLINE, THE PROXY WILL BE RULED INVALID. AFTER SUBMITTING YOUR VOTING INSTRUCTIONS, SHOULD YOU FIND IT CONVENIENT TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PRIOR INSTRUCTIONS AND VOTE IN PERSON.

2018 Proxy Statement

TWIN DISC, INCORPORATED

September 13, 2018

DATE, TIME AND PLACE OF MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Shareholders to be held at 2:00 P.M. (Central Time), at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin 53403 on Thursday, October 25, 2018, or any adjournment thereof. Holders of common stock of record at the close of business on August 23, 2018, are entitled to vote at the Annual Meeting and each shareholder shall have one vote for each share of common stock registered in the shareholder’s name. Shares represented by a signed proxy appointment or electronic proxy vote will be voted in the manner specified in the form of proxy or, if no specification is made, in a manner consistent with the Board of Directors’ recommendation for each of the proposals mentioned therein. The presence of a majority of the outstanding shares of common stock of the Corporation, either in person or represented by a signed proxy appointment or electronic proxy vote, will constitute a quorum at the Annual Meeting. The Corporation intends to first send this proxy statement to shareholders on or about September 13, 2018.

PROXY APPOINTMENT AND REVOCATION

Shareholders may vote by delivery, either in person, by mail or by messenger, of the enclosed proxy appointment form. Appointment forms must be received by the Secretary not less than 48 hours prior to the date of the Annual Meeting. The proxy appointment form must be signed in handwriting. The signature must be sufficiently legible to allow the inspector to distinguish it as representing the name of the registered shareholder, or must be accompanied by a rubber stamp facsimile or hand-printed name, including the shareholder’s surname and either the shareholder’s first or middle name as represented on the corporate records and any titles, offices or words indicating agency which appear in the corporate records. PROXY APPOINTMENT FORMS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

Shareholders may also vote via the Internet by accessing www.investorvote.com/twin or by telephone at 1-800-652-8683. The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity, to allow the shareholder to give voting instructions and to confirm that such instructions have been properly recorded. Shareholders may vote via the Internet or by telephone up to 11:59 PM Eastern Time on Wednesday, October 24, 2018. Shareholders that vote via the Internet should understand that there might be costs associated with electronic access that they must bear, such as usage charges from Internet access providers and telecommunications companies.

The person giving the proxy may revoke it before it is exercised, either in person, by mail or by messenger, by submitting a later dated proxy appointment form to the Secretary at least 48 hours prior to the date of the Annual Meeting. If the proxy was voted via the Internet or by telephone, the person may revoke the proxy by entering a new vote via the Internet or telephone prior to the time that Internet and telephone voting closes. The person giving the proxy may also revoke it by openly stating the revocation at the Annual Meeting, by voting at the Annual Meeting in person, or by delivering a signed written statement revoking the proxy to the Secretary prior to the date of the Annual Meeting. ANY ATTEMPTED REVOCATIONS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

RECORD DATE

The record date with respect to this solicitation is August 23, 2018. On that date, there were outstanding 11,534,978 shares of common stock of the Corporation entitled to vote at the Annual Meeting. There also are 200,000 shares of no-par preferred stock authorized, of which 150,000 shares have been designated Series A Junior Preferred Stock, but none are outstanding.

SHAREHOLDER PROPOSALS FOR 2019

If a shareholder wishes to present a proposal for consideration for inclusion in the Notice of the Meeting and Proxy Statement for the 2019 Annual Meeting of Shareholders, the proposal must be received at the Corporation’s principal executive offices no later than May 16, 2019. Shareholder proposals received later than July 15, 2019 will be considered untimely, and will not be considered at the Corporation’s 2019 Annual Meeting. Any such proposal must comply with the requirements of Section (14)(a) of the Corporation’s Restated Bylaws.

If a shareholder wishes to nominate a person for election to the Board of Directors of the Corporation, such nomination shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely for the 2019 Annual Meeting, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than July 15, 2019. Any such notice must comply with the requirements of Section (14)(b) of the Corporation’s Restated Bylaws.

PERSONS MAKING THE SOLICITATION

The proxy is being solicited by the Corporation’s Board of Directors and will be voted in favor of the Directors’ recommendations on each and all matters properly brought before the Annual Meeting, unless the undersigned shareholder specifically instructs the holder or holders of the proxy to the contrary.

VOTES REQUIRED FOR PROPOSALS AND HOW VOTES WILL BE COUNTED

With respect to the election of Directors (Proposal No. 1), votes may be cast in favor or withheld. Votes that are withheld will have no legal effect and will not be counted as votes cast in the election of Directors. Assuming a quorum is present, Directors shall be elected by a plurality of votes cast by the shares entitled to vote at the Annual Meeting (i.e., the individuals with the largest number of votes cast in favor of their election will be elected as Directors, up to the maximum number of Directors to be chosen in the election). In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote. Broker non-votes, as defined below, will be counted for purposes of determining a quorum, but will not be counted as votes cast in the election of Directors.

With respect to the advisory vote on the compensation of the Corporation’s Named Executive Officers (Proposal No. 2), votes may be cast “For” or “Against” the resolution. Votes “For” must exceed votes “Against” in order for the resolution on compensation of the Named Executive Officers to be considered approved by the shareholders. This vote is not binding on the Corporation. The Compensation and Executive Development Committee of the Board of Directors will take the results of the vote into consideration in addressing future compensation policies and practices.

With respect to the ratification of the appointment of independent auditors (Proposal No. 3), votes may be cast “For” or “Against.” The appointment will be ratified if a majority of the shares present and entitled to vote on the matter are voted “For” ratification. If the appointment of the independent auditors is not ratified, the Audit Committee will reconsider such appointment.

With respect to the approval of the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan (the “Plan”) (Proposal No. 4), votes may be cast “For” or “Against.” The affirmative vote of a majority of the votes cast at the annual meeting (assuming a quorum is present) shall be required for the approval of the Plan. Broker non-votes, as defined below, will not count as votes cast in connection with this proposal, and will have no effect on the outcome of the approval of the Plan.

Brokers who hold shares in street name for customers are not permitted to vote on certain matters without specific instructions from the beneficial owners of the shares. A “broker non-vote” occurs on an item submitted for shareholder approval when the broker does not have the authority to vote on the item in the absence of instructions from the beneficial owner and the broker does not in fact receive such instructions. A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a vote against a particular proposal when a majority of the issued and outstanding shares is required for approval of the proposal, and has no effect when a majority of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval.

Brokers and other nominees may vote on the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending June 30, 2019 (Proposal No. 3) without specific instructions from beneficial owners. Therefore, no broker non-votes are expected to exist in connection with this proposal. However, brokers or other nominees may not vote on the election of Directors (Proposal No. 1), on the advisory vote on Named Executive Officer compensation (Proposal No. 2) or the approval of the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan (Proposal No. 4) without specific instructions from the beneficial owners of the shares. Therefore, an undetermined number of broker non-votes may occur on Proposals No. 1, 2 and 4.

PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

PRINCIPAL SHAREHOLDERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 20, 2018 and additional information obtained by the Corporation, the following table sets forth the persons or group of persons having beneficial ownership (as defined by the Securities and Exchange Commission) of more than 5% of the issued and outstanding common stock of the Corporation.

		Nature of
		Beneficial	Amount		Percent of
Name	Address	Ownership	Owned		Class

John H. Batten	704 Waters Edge Rd.	Power to vote	2,412,647	(1)	20.9%
	Racine, WI	Beneficial	183,845		1.6%

GAMCO Investors, Inc.	One Corporate Center	Power to vote &	2,220,280	(2)	19.2%
	Rye, NY	dispose of stock

Juniper Investments	555 Madison Avenue	Power to vote &	672,894		5.8%
Company, LLC	New York, NY	dispose of stock

Dimensional Fund Advisors, L.P.	6300 Bee Cave Road Austin, TX	Power to vote & dispose of stock	607,251		5.3%

(1) Held as trustee under various trusts and as guardian for non-immediate family member.

(2) Represents shares held by various entities which are directly or indirectly controlled by Mario J. Gabelli and for which he acts as chief investment officer.

DIRECTORS AND EXECUTIVE OFFICERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 20, 2018 and additional information obtained by the Corporation, the following table sets forth the number of shares of common stock of the Corporation beneficially owned by each of the Directors of the Corporation, each of the executive officers named in the Summary Compensation Table and the number of shares beneficially owned by all Directors and executive officers of the Corporation as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
John H. Batten	2,596,492	(2)	22.5%
Jeffrey S. Knutson	49,035	(3)	*
Malcolm F. Moore	52,006	(4)	*
Dean J. Bratel	44,442	(5)	*
Denise L. Wilcox	32,067	(6)	*
Donald J. Nelson	6,881	(8)	*
Michael Doar	38,018	(7)	*
Janet P. Giesselman	8,865	(7)	*
David W. Johnson	10,534	(7)	*
David B. Rayburn	44,992	(7)	*
Harold M. Stratton II	37,718	(7)	*
David R. Zimmer	31,868	(7)	*

All Directors and Executive Officers as a group (13 persons)	2,980,032	(7)	25.8%

* Denotes ownership of less than one percent of shares outstanding.

(1) Shares listed include any shares owned by a spouse, minor children and immediate relatives who share the same household as a Director or officer. Inclusion of any such shares is not to be considered an admission of beneficial ownership.

(2) Includes 2,412,647 shares held by Mr. Batten as trustee under various family trusts and as guardian for non-immediate family member. Also includes restricted stock grants of 33,496 shares that vest in fiscal 2020, and 19,259 shares that vest in fiscal 2021.

(3) Includes restricted stock grants of 14,117 shares that vest in fiscal 2020, and 8,117 shares that vest in fiscal 2021.

(4) Includes restricted stock grants of 19,386 shares that vest in fiscal 2020.

(5) Includes restricted stock grants of 12,834 shares that vest in fiscal 2020 and 7,379 shares that vest in fiscal 2021.

(6) Includes restricted stock grants of 8,214 shares that vest in fiscal 2020 and 4,723 shares that vest in fiscal 2021.

(7) Shares subject to currently exercisable stock options included in the above are as follows: Mr. Doar 2,400, Mr. Rayburn 2,400, Mr. Stratton 2,400 and all Directors and executive officers as a group 7,200. Also included above are unvested restricted shares as follows: Mr. Doar 2,784, Ms. Giesselman 2,784, Mr. Johnson 2,784, Mr. Rayburn 2,784, Mr. Stratton 2,784 and Mr. Zimmer 2,784.

(8) Mr. Nelson ended his employment with the Company on March 16, 2018.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons to serve as Directors for the Corporation, each for a term to expire at the Annual Meeting of Shareholders following the fiscal year ending June 30, 2021, as indicated below. Shares of common stock represented by properly executed proxy appointments in the accompanying form or electronic proxy vote will be voted for the three nominees listed unless authority to do so is withheld.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2018:

David B. Rayburn	Retired President and	As a former CEO of a public	July 2000
Age 70	Chief Executive Officer,	company, Mr. Rayburn has
	Modine Manufacturing	experience and skill sets in
	Company,	strategic planning, financial
	Racine, Wisconsin	oversight, compensation policy
	(A manufacturer of heat	and practices as well as
	exchange equipment)	organizational structure. In
	Also, Director Lindsay	addition, Mr. Rayburn’s
	Corporation (a provider	background includes
	of irrigation and water	international business, mergers
	management systems).	and acquisitions, engineering and
manufacturing in an industry
related to the Corporation.

Janet P. Giesselman	Retired President and General	Ms. Giesselman is a retired senior	June 2015
Age 64	Manager of Dow Oil & Gas, a	executive of a global public
	business unit of The Dow	company. Her background
	Chemical Company,	includes strategic planning,
	Midland, Michigan	financial oversight, sales,
	Also, Director Ag Growth	marketing, start ups, mergers
	International (A global provider	and acquisitions and global
	of grain handling and storage	regulatory expertise. Ms.
	equipment) and Director	Giesselman has extensive
	Omnova Solutions (A global	international experience and a
	provider of emulsion polymers,	broad background in the oil and
	specialty chemicals and	gas and the agricultural sectors.
decorative and functional
surfaces).

David W. Johnson	Vice President and	Mr. Johnson is a sitting	July 2016
Age 55	Chief Financial Officer,	CFO of a public company.
	Johnson Outdoors, Inc.,	His strengths include
	Racine, Wisconsin	financial leadership, new
	(A global provider of outdoor	business development, operational
	recreation products).	restructuring , cost saving and
strategic analysis.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

The Directors whose terms are continuing, and the classes to which they have been elected, are set forth below. Each Director whose term is continuing was elected to his present term of office by a vote of shareholders at a meeting for which proxies were solicited.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2019:

John H. Batten	President and	Mr. Batten is a sitting	December 2002
Age 53	Chief Executive Officer,	President and CEO of a
	Twin Disc, Incorporated	public company. His skill sets
	since July 2013;	include strategic and operational
	formerly Chief Operating	planning, financial oversight, and
	Officer since July 2008,	organizational development as
	and Executive Vice President	well as extensive domestic and
	since October 2004.	international experience in en-
gineered products and a complex
manufacturing environment.

Harold M. Stratton II	Chairman of the Board and	Mr. Stratton is Board Chairman	July 2004
Age 70	retired Chief Executive Officer	and retired CEO of a public
	Strattec Security Corporation,	company. He is skilled in
	Milwaukee, Wisconsin	strategic planning, financial
	(A leading manufacturer of	oversight, compensation
	mechanical and electro-mechan-	and organizational matters.
	ical locks, latches, power	In addition, he has experience
	opening/closing systems and	in international markets and in
	related security/access	an industry involving complex
	control products for global	manufacturing and products with
	automotive manufacturers).	high engineering content.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2020:

Michael Doar	Chairman and Chief	Mr. Doar is a sitting CEO of a	October 2008
Age 63	Executive Officer,	public company. His experience
	Hurco Companies, Inc.	includes strategic planning,
	Indianapolis, Indiana (A global manufacturer of machine tools)	financial oversight, compensation and organizational competencies.
His career in the capital goods
industry has exposed him to complex manufacturing and engineering solutions on a global basis.

David R. Zimmer	Retired Managing Partner,	Mr. Zimmer is a former CEO of	July 1995
Age 72	Stonebridge Equity LLC,	a public company and has also
	Troy, Michigan,	held a CFO position in a public
	(A merger, acquisition and	company. His skill sets include
	value consulting firm);	strategic planning, financial
	Formerly Chief Executive	oversight, compensation, and
	Officer, Twitchell Corporation,	organizational development.
	Dothan, AL (A privately held	His career includes international
	manufacturer and marketer of	business in complex
	highly engineered synthetic	manufacturing related
	yarns, fabrics, extrusions, and	industries, as well as
	coatings);	mergers and acquisitions.
Also Director, Strattec Security
Corporation.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF

THE CORPORATION’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934 (as amended), the Board of Directors is holding a separate, non-binding advisory vote seeking approval of the compensation of the Corporation’s Named Executive Officers, as disclosed in the “Executive Compensation” portion of this Proxy Statement. This proposal, commonly known as “Say on Pay,” gives you the opportunity to indicate your support or lack of support for the Corporation’s fiscal 2018 compensation practices and programs for the Named Executive Officers by voting on the following resolution:

RESOLVED, that the compensation paid to the Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, and in particular the “Executive Summary” portion of the Compensation Discussion and Analysis, the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for the short-term and long-term performance of the Corporation.

A significant portion of the potential compensation of the Corporation’s Named Executive Officers is directly linked to the Corporation’s performance and the creation of shareholder value, and payments under the Corporation’s incentive programs have correlated to the Corporation’s actual performance. In addition, long-term performance stock awards were granted in 2015 subject to three-year objectives for economic profit, revenue and relative total shareholder return (TSR). Based on the cumulative performance of the Corporation over the past three fiscal years, the relative TSR awards vested at 96.8% of target. As these awards comprised 20% of the total long term incentive program, a total of 19.36% of the performance stock awards granted in 2015 vested in 2018. The remaining shares expired unvested in 2018, based on the cumulative profitability and revenue of the Corporation over the past three fiscal years.

The Corporation also maintains compensation practices that are aligned with sound governance practices. For example, the Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments. In addition, the Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

This shareholder vote is advisory, and therefore not binding on the Corporation. However, the Board of Directors and its Compensation and Executive Development Committee will take the results of the vote into consideration in addressing future compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending June 30, 2019, including service to our consolidated subsidiaries. RSM has acted in this capacity since 2018, following a competitive bidding process. A representative of RSM will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. Stockholder ratification of the selection of RSM as our independent registered public accounting firm is not required. However, the Audit Committee deems it good corporate governance to submit the selection of RSM to the stockholders for ratification.

Fees to Independent Registered Public Accounting Firm

Audit Fees

Aggregate fees billed or expected to be billed for professional services rendered by RSM and PricewaterhouseCoopers (“PwC”) in connection with (i) the audit of the Corporation’s consolidated financial statements as of and for the years ended June 30, 2018 and June 30, 2017, including statutory audits of the financial statements of the Corporation’s affiliates, and (ii) the reviews of the Corporation’s quarterly financial statements were $823,300 and $1,335,600, respectively.

Audit-Related Fees

Aggregate fees billed for professional services rendered by RSM and PwC for assurance and services reasonably related to the performance of the audit or review of the Corporation’s financial statements not included in audit fees above were $12,300 and $0 for the years ended June 30, 2018 and 2017, respectively. The fiscal 2018 fee relates to work associated with the evaluation and reporting for the Tax Cuts and Jobs Act.

Tax Fees

In addition to the other fees described above, aggregate fees of $0 and $64,800 were billed by RSM and PwC during the years ended June 30, 2018 and 2017, respectively, pertaining to tax compliance, tax advice, and tax planning. Included in this amount are fees for tax compliance services of $0 and $64,800 during the years ended June 30, 2018 and 2017, respectively.

All Other Fees

During the years ended June 30, 2018 and 2017, $0 and $0 were billed by RSM and PwC for products and services other than those listed above.

The Audit Committee has determined that the provision of services rendered above that were not related to its audit of the Corporation’s financial statements were at all times compatible with maintaining PricewaterhouseCoopers’ independence.

Pre-Approval Policies and Procedures

The Audit Committee annually pre-approves known or anticipated audit and non-audit services and fees. Additional non-audit services and fees not included in the annual pre-approval are submitted to a designated committee member for approval before the work is performed. These fees are then presented at the next Audit Committee meeting for formal documentation of approval. For the year ended June 30, 2018, 100% of audit-related, tax and other fees were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF RSM US LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2019. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" RATIFICATION.

PROPOSAL 4: APPROVAL OF TWIN DISC, INCORPORATED 2018 LONG-TERM INCENTIVE COMPENSATION PLAN

The Board of Directors has presented for approval the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan (the “Plan”). It is the judgment of the Board of Directors that the long-term incentive grants made under the Corporation’s previous long-term incentive plans have been effective and useful in attracting, retaining and motivating officers and other key employees of the Corporation, as well as in encouraging them to increase their stock ownership in the Corporation.  The adoption of the Plan is expected to benefit the Corporation and its shareholders by enabling the Corporation to continue to be competitive in its search for and retention of outstanding employees, and to encourage them to increase their proprietary interests in the Corporation.

If approved, the Plan will replace the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (as amended, the “2010 Plan”). Accordingly, no additional stock-based awards will be granted under the 2010 Plan following shareholder approval of the Plan.

Certain Material Differences Between the Plan and the 2010 Plan

The following is a summary of certain material differences between the Plan and the 2010 Plan. Most of these changes are intended to improve upon certain best practices already included in the 2010 Plan. This summary is qualified by and subject to the actual provisions of the Plan, which is attached as Appendix A.

●	Shares Available. The aggregate number of shares of the Corporation’s common stock reserved for issuance under the Plan is 850,000 shares.

●

Share Recycling. The 2010 Plan provided that with respect to the exercise of stock options, the gross number of shares, not the net number of shares issued, underlying the options are counted against the Plan’s maximum number of shares of common stock that may be issued under the Plan. The Plan expands the counting of the gross number of shares to shares issued upon the exercise of the stock appreciation right settled in stock, as well as to shares issued following the lapse of restrictions on restricted stock units or the satisfaction of performance goals with respect to performance stock.

●

Minimum Vesting of Awards. All awards issued under the Plan must have a minimum one-year vesting schedule from the date on which the award is granted; provided, however, that awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of the Corporation’s common stock available under the Plan may be granted to participants without regard to the minimum vesting requirement.

●

Restricted Stock Dividends. Dividends on shares of restricted stock will be paid only if, when and to the extent the underlying shares of restricted stock vest. The Compensation and Executive Development Committee of the Board (the “Committee”), which has authority to administer the Plan, may not override this requirement.

●	Restricted Stock Units. The Committee may grant restricted stock units to participants, which entitle such participants to receive shares of common stock upon the lapse of certain restrictions.

●

Dividend Equivalent Awards. The Committee may grant dividend equivalent awards to participants, which entitle such participants to awards equal to dividends on shares underlying an award or on a hypothetical number of shares. To the extent dividend equivalent awards are tied to another award, the dividend equivalents may only be paid if, when and to the extent the underlying award vests.

●

References to 162(m) of the Internal Revenue Code. References to 162(m) of the Internal Revenue Code were removed due to the passage of the Tax Cuts and Jobs Act, which repealed the performance-based compensation exception to the $1,000,000 cap on the deductibility of compensation paid to certain executive officers.

●

“Change in Control” Definition. The “Change in Control” definition, as it pertains to involuntary termination following a change in control, now provides that a change in control occurs upon the consummation of a merger, consolidation, liquidation, or sale of substantially all of the Company’s assets, rather than upon shareholder approval of such events.

These changes add to certain best practices that were already contained in the 2010 Plan, including:

●

Share Recycling. The Plan provides that shares received by the Company in connection with the exercise of an award, including shares tendered in payment of a stock option’s or stock appreciation right’s exercise price or shares tendered to the Company for the satisfaction of any tax liability or the satisfaction of a tax withholding obligation, may not be made subject to issuance pursuant to a later Award.

●	No Evergreen Provisions. The Plan does not contain a provision for automatic funding additions over the life of the Plan.

●

Double Trigger for Payouts Relating to a Change in Control. The Plan does not automatically vest and pay out awards following a change in control of the company. Rather, awards will only vest and be paid out based on a change in control if the participant is involuntarily terminated or resigns for good reason (as defined) following a change in control.

●

Clawback Provisions. All awards under the Plan are subject to any applicable clawback laws, clawback provisions of the listing standards of NASDAQ, and any clawback policy adopted, and amended from time to time, by the Committee.

Share Usage in 2010 Plan and 2010 Directors’ Plan

As of August 23, 2018, there were approximately 22,257 shares of common stock that remained available for future issuance under the 2010 Plan (assuming performance-based units are paid out at maximum), which will cease to be available for future grants if the 2018 Plan is approved by our stockholders. There were also approximately 80,938 shares of common stock available for future issuance under the 2010 Directors’ Plan, which will continue to be available for future grants.

The following table sets forth information regarding outstanding equity outstanding as of August 23, 2018, for all Twin Disc equity award plans. These figures represent an update to those provided in our Form 10-K for the fiscal year ended June 30, 2018, filed on August 27, 2018, and in the section of this proxy statement entitled “Equity Compensation Plan Information.”

Number of outstanding options/SARs	6,000
Number of outstanding restricted stock and performance stock (1)(2)	422,479
Total ordinary shares outstanding	11,523,273

(1) Assumes performance-based units are paid out at maximum.

(2) On August 24,2018, the Committee awarded an additional 18,476 target shares of performance stock to Mr. Batten under the 2018 Plan (27,714 assuming they are paid out at maximum).

Combined, these figures represented approximately 3.73% of fully diluted shares of common stock as of August 23, 2018.

The Company’s grant history over the past three fiscal years under the 2010 Plan and the 2010 Directors’ Plan was as follows:

	Restricted Stock Awarded (Officers)	Performance Stock Awarded (At Target)	Performance Stock Vested for Three Year Period Ending	Restricted Stock Awarded (Non- Employee Directors)	Weighted Average Basic Common Shares Outstanding
FY2016	68,408	60,466	0	27,330	11,203,000
FY2017	137,598	99,598	0	44,230	11,239,000
FY2018	65,839	54,854	11,706	19,488	11,295,000
TOTALS	271,845	214,918	11,706	91,048

For the performance stock that was awarded in fiscal 2016, a total of 11,706 shares vested and 22,257 shares were forfeited based on the Company’s performance for the three-year fiscal period that ended June 30, 2018. In addition, performance stock awards that were granted in fiscal 2014 and fiscal 2015 with respect to the three-year performance periods that ended on June 30, 2016 and June 30, 2017, respectively, were forfeited in their entirety due to the threshold performance levels not being met in those years. With respect to the grants of restricted stock shown above, a total of 32,734 shares of restricted stock granted to officers and 0 shares of restricted stock granted to directors were forfeited.

Material Features of the Plan

A summary of the material features of the Plan and the federal income tax consequences of the Plan follows.  Statements about the Plan are qualified by and subject to the actual provisions of the Plan, which is attached as Appendix A.

Administration

The Compensation and Executive Development Committee of the Board of Directors, or such other committee as the Board of Directors may designate (the “Committee”), will administer the Plan.  The Committee has the discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to select the eligible employees who shall receive awards under the Plan, to grant awards under the Plan and determine the terms and conditions of such awards, and to interpret the Plan and/or any agreement entered into under the Plan.

Eligibility

The Plan is designed to benefit key employees (including officers) of the Corporation and its subsidiaries who, in the opinion of the Committee, are mainly responsible for the success and future growth of the Corporation and/or any of its subsidiaries.  It is not possible at this time to determine who may be selected to receive options and/or other benefits under the Plan or the amount of common stock to be optioned or awarded to any person.  It is expected, however, that the Committee will make these determinations on the basis of the person's responsibilities and present and potential contributions to the Corporation’s success, and that among those who may qualify as recipients of options and/or related benefits will be officers and other key employees of the Corporation and its majority-owned subsidiaries.  There are currently approximately 20 employees that the Corporation anticipates will receive awards under the Plan.

Awards Available Under the Plan

Benefits under the Plan (“Benefits”) may be granted, awarded or paid in any one or a combination of stock options, stock appreciation rights, restricted stock awards, restricted stock units, cash-settled restricted stock units, performance stock awards, performance stock unit awards, performance unit awards, and dividend equivalent awards.  The aggregate number of shares of the Corporation’s common stock reserved for issuance under the Plan is 850,000 shares, which may be authorized and unissued shares or shares reacquired by the Corporation in the open market or a combination of both.  The aggregate amount is subject to proportionate adjustments for stock dividends, stock splits and similar changes.

Stock Options.  Stock options consist of options (either incentive stock options or non-qualified stock options) to purchase shares of the Corporation’s common stock.  The Committee establishes the time(s) at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time.  The option price or procedure for setting the option price is set by the Committee at the time of granting of an option.  The purchase price of option shares may be paid in cash, common stock of the Corporation, a combination of both, or such other legal and appropriate forms or means as the Committee may determine.  A maximum of 100,000 options may be granted to a participant during any fiscal year.  In the event of stock dividends, splits and similar capital changes, the Plan provides for appropriate adjustments in the number and option prices of shares subject to outstanding options.

For incentive stock options, the option price may not be less than the fair market value of the Corporation's stock on the date of grant; however, if the recipient owns more than 10% of the Corporation's stock, the option price must be at least 110% of the fair market value on the date of grant.  Incentive stock options must be exercised within ten years after the date of grant unless the recipient of the option owns more than 10% of the Corporation's stock, in which case they must be exercised within five years of the date of grant. Under certain circumstances, extensions or other modifications of outstanding options may result in disqualification of an option as an incentive option.

For non-qualified options, the option price may not be less than the fair market value of the Corporation's stock on the date of grant.  The option holder must also pay the Corporation, at the time of exercise, the amount of federal, state and local withholding taxes required to be withheld by the Corporation.  These taxes may be settled in cash or with common stock of the Corporation, including stock that is part of the award or that is received upon exercise of the stock option that gives rise to the withholding requirement.

Except for certain corporate events (e.g., stock splits), repricings of options and repurchases of underwater options are expressly prohibited, unless approved by the Corporation’s shareholders.

Stock Appreciation Rights.  Stock appreciation rights may be granted under the Plan with respect to options granted concurrently or previously under the Plan ("Tandem SARs") or on a stand-alone basis ("Stand Alone SARs").  A maximum of 100,000 stock appreciation rights may be granted to a participant during any fiscal year.

Each Tandem SAR permits the holder to receive the difference between the market price (on the date of exercise) of the shares to which it relates and the option price thereof.  A Tandem SAR will be exercisable at the time and to the extent the option to which it relates is exercisable.  Holders of Tandem SARs will be permitted to exercise the right or the related option, but not both.  Upon exercise of a Tandem SAR, rights will be paid in cash.  Any exercise will reduce the shares issuable under the Plan under which the related option was granted by the number of shares with respect to which the right is exercised.

Each Stand Alone SAR permits the holder to receive the difference between the market price (on the date of exercise) of the shares to which it relates and the exercise price of such shares (i.e., the value specified in the agreement governing the grant of the Stand Alone SAR).  The exercise price may not be less than the fair market value of the Corporation's stock on the date of grant.  Upon exercise, rights will be paid in common stock of the Corporation or cash, or a combination of both, as determined by the Committee.

Except for certain corporate events (e.g., stock splits), repricings of SARs and repurchases of underwater SARs are expressly prohibited, unless approved by the Corporation’s shareholders.

Restricted Stock.   Restricted stock becomes vested only if earned by the recipient by remaining in the employment of the Corporation, subject to certain exceptions.  The minimum restriction on shares of restricted stock is one year of continued service by the participant, but the Committee may impose longer service requirements and/or additional restrictions.  Restricted stock may also be subject to vesting in installments after the first year.  Until the restrictions lapse, the holder of restricted stock may not sell, assign, pledge or otherwise transfer the restricted stock. Dividends on shares of restricted stock will be paid only if, when and to the extent the underlying shares of restricted stock vest. The Committee does not have discretion to override this requirement.

Restricted Stock Units. Restricted stock units represent a right to receive a specified number of shares of the Corporation’s common stock upon the lapse of a substantial risk of forfeiture. The minimum restriction on shares of restricted stock units is one year of continued service by the participant, but the Committee may impose longer service requirements and/or additional restrictions. There is no purchase or exercise price associated with restricted stock units or with the shares issued in settlement of the award. Restricted stock units do not entitle participants to voting rights or rights to receive cash dividends until shares of common stock are issued in settlement of such awards. The Committee may, however, grant dividend equivalent awards to participants who receive restricted stock units.

Cash-Settled Restricted Stock Units.   A cash-settled restricted stock unit entitles the participant to a cash payment equal to the fair market value of a share of the common stock of the Corporation upon the lapse of a substantial risk of forfeiture.  The minimum restriction on cash-settled restricted stock units shall be one year of continued service by the participant.  Other restrictions may include continued employment by the participant for a longer period of time, satisfaction of performance goals, or any other factors that the Committee deems relevant.

Performance Stock Awards.  Performance stock awards provide for artificial shares, contingently granted, and entitle the participant to actual shares of common stock at the time of payment if predetermined performance goals are achieved.  A maximum of 100,000 shares of performance stock may be granted to a participant during any fiscal year.

Performance Stock Units.  A performance stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of common stock of the Corporation if predetermined performance goals are achieved.  The vesting date will be the last day of the performance period in which a performance goal is met.  A maximum of 200,000 performance stock units may be granted to a participant during any fiscal year.

Performance Units.  A performance unit entitles the participant to receive a specified cash payment in the event the Corporation achieves predetermined objectives.  The Plan restricts the maximum amount that may be paid to a participant in any fiscal year pursuant to an award of performance units to $500,000.

Dividend Equivalent Awards. Dividend equivalent awards entitle the participant to receive amounts equal to ordinary dividends that are paid on the shares underlying an award while the award is outstanding. Such awards may be granted on a free-standing basis or in connection with another award, except that dividend equivalent awards may not be granted with respect to options or SARS. Dividend equivalent awards relating to an underlying award shall be paid only if, when and to the extent such underlying award vests, and payments due under stand-alone dividend equivalent awards shall be made after applicable restrictions lapse or the vesting conditions are satisfied.

Material Terms of the Performance Goals

The performance goals for performance stock awards, performance stock unit awards, and performance unit awards may be established by the Committee, based on one or more of the following measures, or upon such other business criteria as the Committee shall determine in its sole discretion:

●   gross revenues

●   sales

●   net asset turnover

●   earnings per share

●   cash flow

●   cash flow from operations

●   return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Corporation’s capital charge)

●   net operating profit after taxes as a percentage of the Corporation’s capital charge

●   operating profit or income

●   EBITDA as a percent of sales

●   debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Corporation)

●   net income

●   operating income

●   net income margin

●   return on net assets

●   return on total sales

●   return on common equity

●   return on total capital

●   total shareholder return

The Committee may establish targets under one or more of these performance goals based on single year or multi-year periods; on a Corporation-wide basis or with respect to one or more subsidiaries, business units, divisions or departments of the Corporation; in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies; and with or without regard to changes in accounting or extraordinary, unusual or non-recurring items.

Non-transferability

Unless otherwise provided in an agreement governing the grant of an award, a participant's rights shall be exercisable during lifetime only by the participant, and no award may be sold, transferred or assigned, except that options and stock appreciation rights are transferable by will and pursuant to the laws of descent and distribution.

Effect of Termination of Employment

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Committee, if a participant’s employment is terminated due to death or disability: (i) all options and stock appreciation rights shall immediately vest and will be fully exercisable for a period specified by the Plan; (ii) restrictions on shares of restricted stock shall lapse; (iii) restrictions on restricted stock units shall lapse and the participant (or their designated beneficiary) will receive the number of shares of common stock represented by such restricted stock units; (iv) restrictions on cash-settled restricted stock units shall lapse and the participant (or their designated beneficiary) will receive a cash payment equal to the fair market value of the Corporation’s common stock as of the date of termination for each such unit; (v) the participant (or their designated beneficiary) shall receive a prorated payout of any performance stock awards, performance stock unit awards and performance unit awards; and (vi) restrictions on dividend equivalent awards shall lapse and the participant (or their designated beneficiary) will receive a cash payment equal to the amount of dividend equivalents credited to the participant.

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Committee, if a participant voluntarily terminates employment before retirement or is terminated for cause: (i) all unexpired and unexercised options and stock appreciation rights shall immediately terminate; (ii) all shares of restricted stock still subject to restriction shall be forfeited (except that the Board or the Committee may waive such forfeiture); (iii) all restricted stock units, cash-settled restricted stock units, and dividend equivalent awards still subject to restriction shall be forfeited (except that the Committee may waive such forfeiture); and (iv) all performance stock awards, performance stock unit awards and performance unit awards shall be forfeited by the participant.

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Committee, if a participant terminates employment for any other reason than those described above: (i) unexpired and unexercised options and stock appreciation rights shall terminate, except that vested options or stock appreciation rights may be exercised by the participant for three years (three months for incentive stock options) after the participant's termination (or until the expiration of the option or stock appreciation right if shorter); (ii) shares of restricted stock still subject to restriction shall be forfeited (except that the Committee may waive such forfeiture); (iii) all restricted stock units, cash-settled restricted stock units, and dividend equivalent awards still subject to restriction shall be forfeited (except that the Committee may waive such forfeiture); and (iv) the participant shall receive a prorated payout of any performance stock awards, performance stock unit awards and performance unit awards if and when the performance goals are achieved.

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Committee, if a an event constituting a change in control of the Corporation occurs and a participant either terminates employment for good reason or is involuntarily terminated by the Corporation without cause after the change in control: (i) unexpired and unexercised options and stock appreciation rights shall immediately vest and will be fully exercisable, and the participant shall receive a cash payment (which would be in lieu of shares in the case of options) equal to the higher of the closing price of shares of Common Stock reported on the NASDAQ Stock Market on the date of termination of employment or the highest per share price for shares of Common Stock actually paid in connection with any Change in Control of the Company, over the per share exercise price for such option or SAR; (ii) restrictions on shares of restricted stock shall lapse and forfeitability provisions shall cease to apply; (iii) forfeitability provisions relating to restricted stock units shall immediately cease to apply and the participant shall be issued the number of shares of common stock represented by such restricted stock units; (iv) forfeitability provisions relating to cash-settled restricted stock units shall immediately cease to apply and the participant will receive a cash payment equal to the fair market value of the Corporation’s common stock; (v) the participant shall receive a payout of any performance stock awards, performance stock unit awards and performance unit awards as if the maximum performance objectives had been fully achieved; and (vi) dividend equivalent awards shall immediately vest and the participant will receive a cash payment equal to the amount of dividend equivalents credited to the participant.

Amendment

The Board of Directors may amend, alter or discontinue the Plan.  However, no such change may impair the rights of any participant under any Benefit without the participant's consent, and no amendment shall, without the approval of the Corporation's shareholders, (i) increase the total number of shares of common stock that may be issued under the Plan or increase the amount or type of option that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of common stock that may be subject to options under the Plan; (iii) modify the eligibility requirements under the Plan; (iv) extend the term of the Plan; or (v) constitute a material revision of the Plan under the listing standards of the NASDAQ Stock Market (or other applicable listing standards).

Clawbacks

All awards under the Plan are subject to any applicable clawback laws, clawback provisions of the listing standards of NASDAQ, and any clawback policy adopted, and amended from time to time, by the Committee.  The Committee shall have discretion with respect to any clawback to determine whether the Company shall effect such recovery (i) by seeking repayment from the participant; (ii) by reducing amounts that would otherwise be payable to the participant under any compensatory plan, program or arrangement maintained by the Corporation or any subsidiary or affiliate of the Corporation (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement); (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amounts) or grants of compensatory awards that would have otherwise been made in accordance with the Corporation’s applicable compensation practices; or (iv) by any combination of the above.

Effective Date

The Plan became effective on August 1, 2018, the date it was approved by the Board of Directors, provided that the shareholders approve the Plan by a majority of votes at a meeting of such shareholders before the first anniversary of the effective date of the Plan.  All awards made under the Plan will be null and void if the shareholders do not approve the Plan before August 1, 2019. No stock options or other Benefits included in the Plan may be granted after August 1, 2028.

Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences of the Twin Disc, Incorporated, 2018 Long-Term Incentive Compensation Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances.  It is designed to provide a general understanding of the Corporation's interpretation of the U.S. federal income tax consequences for individuals who are U.S. citizens or residents.  State, local and other tax consequences are not addressed below.

Stock Options.  The grant of a stock option does not produce taxable income to the employee or a tax deduction to the Corporation or any subsidiary.  Upon exercise of a non-qualified option, the excess of the fair market value of the common stock acquired over the option price is (a) taxable to the employee as ordinary income and (b) deductible by the employer (assuming withholding, if required).  The tax basis for the common stock acquired is the option price plus that taxable excess.

Upon exercise of an incentive option, the excess of the fair market value of the common stock acquired over the option price will be an item of tax preference to the employee (unless the employee disposes of the common stock in that same year).  If the common stock is held by the employee for at least two years after the date of grant and one year after the date of exercise of the option (i) the employee does not realize any income as a result of exercising the option, (ii) the tax basis of the common stock received is the option price, and (iii) the Corporation is not entitled to any tax deduction by reason of the exercise.  Any gain realized on the ultimate sale of the common stock that is held for the appropriate period is treated as gain resulting from the disposition of a capital asset.  If the employee does not hold the common stock for at least two years after the date of a grant and one year after the date of exercise, the excess of the fair market value of the common stock at the time of exercise of the option (or the proceeds of disposition, if less) over the option price will, in the year of disposition, be (a) taxable to the employee as ordinary income and (b) deductible by the Corporation (assuming withholding, if required).  The tax basis for the common stock received will be the option price plus that taxable excess.  The gain realized on the sale of the common stock over the tax basis will be treated as gain resulting from the disposition of a capital asset.

Stock Appreciation Rights.  No income will be recognized by the recipient of a stock appreciation right until shares representing the amount of the appreciation or the tax equivalent, if so elected, are transferred to the recipient pursuant to the exercise of the right.  The amount of such income will be equal to the fair market value of such shares on the exercise date (or the cash equivalent), and will be ordinary income. Subject to the applicable provisions of the Code, the Corporation will be entitled to a deduction at the same time and in the same amount.

Restricted Stock.  The grant of a restricted stock award will not result in taxable income to the employee on the date of the grant, unless the employee makes a timely election under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer.  At the time the substantial risk of forfeiture terminates with respect to a restricted stock award, the then fair market value of the stock will constitute ordinary income to the employee, and the Corporation will then be entitled to a deduction in the same amount. However, an employee who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the substantial risk of forfeiture) over the purchase price, if any, of such restricted shares. If an employee makes an election under Section 83(b) of the Code, the Corporation generally will be entitled to a corresponding deduction in the year of grant.

Any appreciation (or depreciation) after the date the value of the restricted shares initially becomes taxable to the employee that the employee later realizes upon a subsequent disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to restrictions generally will be treated as deferred compensation that is taxable as ordinary income to the employee.

Restricted Stock Units. The grant of a restricted stock unit will not result in realization of taxable income as long as the award remains in the form of a restricted stock unit. When the restricted stock unit is extinguished and stock is issued, the tax consequences for restricted stock awards (see above paragraph) will be recognized. An election to have the restricted stock unit taxed at the grant date cannot be made under Section 83(b) of the Code because no stock is transferred to the participant on the grant date of the restricted stock unit.

Cash-Settled Restricted Stock Units.  The grant of cash-settled restricted stock units will not ordinarily result in taxable income to the employee on the date of grant.  At the time the substantial risk of forfeiture terminates with respect to such award, any cash received will constitute ordinary income to the employee, and the Corporation will then be entitled to a deduction in the same amount.

Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards.   The grant of a performance stock, performance stock unit or performance unit award generally will result in taxable income to the employee on the earlier of actual receipt of compensation pursuant to the award or when compensation is credited to the employee's account, or set apart, or otherwise made available.  Subject to the applicable provisions of the Code, including but not limited to Section 162(m) of the Code, a deduction for federal income tax purposes will be allowable to the Corporation in an amount equal to the compensation realized by the employee.

Dividend Equivalent Awards. A participant who receives a dividend equivalent award generally will not recognize any taxable income, and the Corporation will not have any tax consequences, at the time the dividend equivalent award is granted. When a participant is paid for the award, the amount of any cash received will constitute ordinary income to the participant, and the Corporation will be entitled to a tax deduction in the same amount in the year the award is paid.

Tax Effect for the Corporation. The Corporation will generally be entitled to a tax deduction in connection with awards under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income. However, special rules limit the deductibility of compensation paid to “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

Vote Required

The Plan will be adopted if approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation's common stock that are represented at the annual meeting (either in person or by proxy) and are voted in connection with the adoption of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TWIN DISC, INCORPORATED 2018 LONG-TERM INCENTIVE COMPENSATION PLAN.  UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THIS PROPOSAL.

CORPORATE GOVERNANCE

The Corporation's business is conducted under the direction of the Board of Directors, pursuant to the laws of the State of Wisconsin and our Restated Bylaws. Members of the Board of Directors are kept informed of the Corporation’s business through discussions with the President and Chief Executive Officer and with key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

The Corporation has reviewed its corporate governance policies and practices, particularly in light of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and rule changes made or proposed by the Securities and Exchange Commission and the NASDAQ Stock Market. We believe that our current policies and practices meet all applicable requirements. Our updated corporate governance policies, including updated charters for committees of the Board, are made available to our shareholders on our website, www.twindisc.com, and/or through appropriate mailings.

Board Independence

The Corporation requires, as set forth in its Guidelines for Corporate Governance, that a majority of the Board members be independent outside Directors. "Independent Director," as used here, means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. At a minimum, to qualify as "independent," a Director must so qualify under governing rules, regulations and standards, including those issued by the SEC and the NASDAQ Stock Market. The Nominating and Governance Committee of the Board assesses independence on an ongoing basis, and the Directors are responsible for bringing to the attention of the Nominating and Governance Committee any changes to their status that may affect independence. In addition, the Directors are required to complete, on at least an annual basis, a questionnaire prepared by the Corporation that is designed to elicit information that relates to the independence assessment. A majority of the current Board of Directors are independent Directors.

The Board has determined that the following Directors are independent within the meaning of SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance: Messrs. Doar, Johnson, Rayburn, Stratton and Zimmer, and Ms. Giesselman.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer (“CEO”) are separated between Mr. Rayburn and Mr. Batten. This allows our CEO (Mr. Batten) to focus on the day-to-day business operations, while allowing the Chairman of the Board (Mr. Rayburn) to lead our Board in its role of providing oversight and advice to management. The Board retains the authority to modify this leadership structure as and when appropriate to best address the Company’s current circumstances and to advance the interests of all shareholders.

The Chairman of the Board presides over executive sessions of the independent directors; serves as liaison between the CEO and other independent directors; consults with the CEO as to appropriate scheduling and agendas of meetings of the Board; and serves as the principal liaison for communication by shareholders and employees directed specifically toward non-management directors.

Board’s Role in Risk Oversight

The Corporation’s Board of Directors is ultimately responsible for overseeing the Corporation’s approach to business risks that it faces. The Board receives regular reports from the Corporation’s management regarding significant developments in the industries and markets in which the Corporation competes, as well as information regarding the Corporation’s financial performance, capital needs and liquidity. With the assistance of management, the Board regularly identifies the risks that are most significant to the Corporation. The Board’s agendas are planned so that each of these risks, the potential exposure they create, management’s efforts to manage those risks and other mitigating activities, are discussed at least annually. Risk management is also an integral part of the Corporation’s annual strategic planning process, and risks identified through that process are also reviewed and discussed by the full Board.

Various committees of the Board also have roles in the oversight of risk management. In particular, the Finance and Risk Management Committee oversees the Company’s risk management framework and strategy, management’s proposed financial policies and actions, and the financial status of the Company’s defined benefit pension plans. The Audit Committee focuses on financial risk, including the Corporation’s internal controls regarding finance, accounting, legal compliance and ethical behavior. The Compensation and Executive Development Committee evaluates risks that may be created by the Corporation’s compensation policies and practices, and also annually reviews the adequacy and status of the Corporation’s management succession plans.

Guidelines for Business Conduct and Ethics

Our Guidelines for Business Conduct and Ethics (the "Guidelines") summarize the compliance and ethical standards and expectations we have for all our employees, officers and Directors with respect to their conduct in furtherance of the Corporation’s business. The Guidelines, which are available on the Corporation’s website, www.twindisc.com, contain procedures for reporting suspected violations of the provisions contained in the Guidelines, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls or auditing matters. These materials are also available in print to any shareholder upon request. If we make any substantive amendment to the Guidelines, we will disclose the nature of such amendment on our website at www.twindisc.com or in a current report on Form 8-K. In addition, if a waiver from the Guidelines is granted to an executive officer or Director, we will disclose the nature of such waiver on our website at www.twindisc.com or in a current report on Form 8-K.

Anti-Hedging and Pledging Policies

Under our Insider Trading Policy, all executive officers, Directors and employees of the Corporation are prohibited from trading in options, warrants, puts and calls or other similar instruments on securities of the Corporation or engaging in short sales of securities of the Corporation.  In addition, our Insider Trading Policy prohibits all executive officers, Directors and employees of the Corporation from engaging in any hedging or monetization transactions involving securities of the Corporation, and prohibits Directors and executive officers from holding securities of the Corporation in a margin account or pledging securities of the Corporation as collateral for a loan.  Our Insider Trading Policy is available on our website, www.twindisc.com

Review, Approval or Ratification of Transactions with Related Persons

Our Guidelines also specifically require that all employees, officers and Directors refrain from business activities, including personal investments, which conflict with the proper discharge of their responsibilities to the Corporation or impair their ability to exercise independent judgment with respect to transactions in which they are involved on behalf of the Corporation. The Guidelines include policies on the review and approval of significant transactions between the Corporation and its officers or employees, and their relatives or businesses.

At the end of each fiscal year, each Director and officer must respond to a questionnaire that requires him or her to identify any transaction or relationship that occurred during the year or any proposed transaction that involves the Corporation (or any subsidiary or affiliate of the Corporation) and that individual, their immediate family and any entity with which they or such immediate family member are associated. All responses to the questionnaires are reviewed by the Corporation’s internal auditing department and shared with the CEO and Audit Committee, as appropriate. Based upon such review, there were no related party transactions with respect to persons who were Directors or officers during fiscal 2018 requiring disclosure under the rules of the Securities and Exchange Commission.

DIRECTOR COMMITTEES AND ATTENDANCE

Meetings of the Board of Directors and Board Committees; Attendance

The Corporation’s Board of Directors met six times during the year ended June 30, 2018. Among incumbent Directors, there were no absences from these meetings. The Audit Committee met four times during the year. The Nominating and Governance Committee met two times during the year. The Compensation and Executive Development Committee met three times during the year. The Finance and Risk Management Committee met four times during the year. Each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which the Director served.

Director Committee Functions

Audit Committee

The Corporation has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The charter of the Audit Committee is available on the Corporation's website, www.twindisc.com. It was most recently reviewed on May 2, 2018.

All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance. The Board of Directors has determined that each Audit Committee member (Mr. Johnson (Chair), Mr. Doar, Ms. Giesselman and Mr. Zimmer) qualifies as an “audit committee financial expert” within the meaning of SEC rules.

The Audit Committee's purpose is to assist the Board of Directors in monitoring the:

● Integrity of the Corporation's financial statements;

● Independent auditor's qualifications and independence;

● Performance of the Corporation's internal audit function and the independent auditors; and

● Corporation's compliance with legal and regulatory requirements.

In carrying out these responsibilities, the Audit Committee, among other things:

● Appoints the independent auditor for the purpose of preparing and issuing an audit report and to perform related work, and discusses with the independent auditor appropriate staffing and compensation;

● Retains, as necessary or appropriate, independent legal, accounting or other advisors;

● Oversees management's implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and reviews the activities and recommendations of the Corporation's internal auditing program;

● Monitors the preparation of quarterly and annual financial reports by the Corporation's management, including discussions with management and the Corporation's independent auditors about draft annual financial statements and key accounting and reporting matters;

● Determines whether the outside auditors are independent (based in part on the annual letter provided to the Corporation pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence); and

● Annually reviews management's programs to monitor compliance with the Corporation's Guidelines for Business Conduct and Ethics.

Finance and Risk Management Committee

The Finance and Risk Management Committee assists the Board in fulfilling its oversight responsibilities for considering management’s proposed financial policies and actions, and making appropriate recommendations to the Board regarding: debt and capital structure, acquisitions, capital budgets, dividend policy, pension funding, cyber security and other financial and risk management matters. The Committee also oversees the Company’s risk management framework and strategy.

Nominating and Governance Committee

The Nominating and Governance Committee recommends nominees for the Board to the Board of Directors. The Committee will consider nominees recommended by shareholders in writing to the Secretary. In addition, the Committee develops and recommends to the Board a set of effective corporate governance policies and procedures applicable to the Corporation, and reviews proposed changes in corporate structure and governance, committee structure and function, and meeting schedules, making recommendations to the Board as appropriate. The charter of the Nominating and Governance Committee is available on the Corporation’s website, www.twindisc.com. The independence of the Committee is in compliance with SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation’s Guidelines for Corporate Governance.

The Nominating and Governance Committee identifies candidates for Director nominees in consultation with the Chairman and Chief Executive Officer, through the use of search firms or other advisers, or through such other methods as the Committee deems to be helpful to identify candidates, including the processes identified herein. The Committee will also consider Director candidates recommended to the Committee by shareholders. The procedures for recommendation of nominees by shareholders are available on the Corporation’s web site, www.twindisc.com. Shareholder recommendations to the Committee for Director candidates shall follow the following procedures:

a.	The Committee must receive any such shareholder recommendations for Director candidates on or before the last business day in the month of March preceding that year's annual meeting.

b.	Such recommendation for nomination shall be in writing and shall include the following information:
i.	Name and address of the shareholder, whether an entity or an individual, making the recommendation;
ii.	A written statement of the shareholder’s beneficial ownership of the Corporation's securities;
iii.	Name and address of the individual recommended for consideration as a Director nominee;
iv.	A written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director;

v.	A written statement from the shareholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the NASDAQ Stock Market;
vi.	A written statement disclosing the recommended candidate's beneficial ownership of the Corporation's securities;
vii.	A written statement disclosing relationships between the recommended candidate and the Corporation which may constitute a conflict of interest; and
viii.	Any other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of Directors under the Securities Exchange Act.

c.	Recommendation for nomination must be sent to the attention of the Committee via the U.S. Mail or by expedited delivery service, addressed to:

Twin Disc, Incorporated

1328 Racine Street

Racine, WI 53403

Attn: Nominating and Governance Committee

c/o Secretary of Twin Disc, Incorporated

In identifying potential candidates, the Nominating and Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees set forth below. The Committee does not have a formal diversity policy, but it does consider a candidate’s potential to contribute to the diversity of viewpoints, backgrounds or experiences to the Board as one of many factors in choosing a candidate for the Board. In the end, candidates are selected based on their qualifications and skills and the needs of the Board as a whole, with the goal of having a Board composed of Directors with a diverse mix of financial, business, technological and other skills and experiences. The Committee may gather information about the candidates through interviews, background checks, or any other means that the Committee deems to be helpful in the evaluation process. The Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. There is no difference in the manner by which the Committee evaluates potential Director nominees, whether recommended by the Board or by a shareholder.

The Nominating and Governance Committee evaluates each individual candidate in the context of the overall composition and needs of the Board, with the objective of recommending a group that can best manage the business and affairs of the Corporation and represent shareholder interests using its diversity of experience. A Director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Corporation. A Director must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment as a member of the Board or of a Board committee. This does not preclude an otherwise qualified employee of the Corporation from serving as a Director, as long as the majority of Directors satisfies the independence requirements of the regulatory bodies. Each Director will be expected to review and agree to adhere to the Corporation’s Guidelines for Business Conduct and Ethics, as in effect from time to time. The Committee will consider these and other qualifications, skills and attributes when recommending candidates for the Board's selection as nominees for the Board and as candidates for appointment to the Board's committees.

Compensation and Executive Development Committee

Scope of Authority - The primary purpose of the Compensation and Executive Development Committee is: (i) to assist the Board in discharging its responsibilities in respect to the compensation of the Corporation's Directors and executive officers; (ii) to produce an annual report for inclusion in the Corporation’s proxy statement on executive compensation; and (iii) to lead the process of management succession. The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Corporation.

The Compensation and Executive Development Committee charter expressly grants the Committee the authority and responsibility required by the listing standards of the NASDAQ Stock Market, which includes the ability to retain or obtain advice from a compensation consultant, legal counsel or other adviser, and to compensate and oversee the work of any compensation consultant, legal counsel or other adviser retained by the Committee. The Committee charter also requires the Committee to determine the independence of any such compensation consultant, legal counsel or other adviser in accordance with the rules of the NASDAQ Stock Market.

The charter of the Compensation and Executive Development Committee is available on the Corporation’s website, www.twindisc.com. The Corporation last updated the Compensation and Executive Development Committee charter on May 2, 2018.

Composition - The Compensation and Executive Development Committee is composed exclusively of non-employee, independent Directors none of whom has a business relationship with the Corporation, other than in their capacity as Directors. The Compensation and Executive Development Committee reports to the entire Board.

Role of Consultants - The Compensation and Executive Development Committee periodically engages an independent consultant to review its compensation program for the officers of the Corporation, in order to ensure market competitiveness. Historically, the Committee engaged an independent compensation consultant for this purpose every two years. Toward the end of FY2013, the Committee engaged Willis Towers Watson (“WTW”), a global human resources consulting firm, for this review for purposes of setting executive compensation for FY2014. WTW provides the Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives. The Committee did not engage a compensation consultant in connection with setting executive compensation for FY2015, but it did review updated WTW survey information, which was increased by 3% for the base salary information and by 4% for long-term incentive compensation to reflect current compensation trends in the market. For FY2016, the Corporation again engaged WTW to provide a detailed review of the officer’s compensation program. The results of that review were used by the Committee for informational purposes only. Due to a global salary and wage freeze at all operations, the Committee maintained officer salaries at their then-current levels, and in November 2015, all Corporation officers participated in a Racine-based salary reduction program. For FY2017, the Committee did not engage a compensation consultant for review of competitive compensation data. Due to the continuing wage and salary freeze at all operations, all executive officers’ salaries were maintained at their reduced FY2016 levels, with the exception of Mr. Moore who received a 6.4% increase due to his promotion to Executive Vice President, Chief Operating Officer. For FY2018, the Committee did not engage a compensation consultant for a review of competitive compensation data, but used the FY2016 WTW study for reference only in determining officer compensation. For FY2019, the Committee engaged WTW as a compensation consultant to review competitive compensation data. It used the WTW competitive data, the recommendations of the CEO and the FY2017 shareholder advisory vote on executive compensation in determining the elements of each executive’s compensation package for FY2019.

Role of Executive Officers - The Compensation and Executive Development Committee makes all compensation decisions for the President and CEO, Mr. Batten, and approves recommendations for compensation actions for all other elected officers of the Corporation. As President and CEO, Mr. Batten annually reviews the performance of each elected officer with the Compensation and Executive Development Committee. Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Compensation and Executive Development Committee, which may exercise its discretion in modifying any of the recommendations presented. The Compensation and Executive Development Committee also reviews the performance of the President and CEO. It alone determines the salary adjustment, bonus payment and equity awards for Mr. J. Batten.

Compensation Committee Interlocks and Insider Participation – During FY2018, the members of the Compensation and Executive Development Committee were Janet Giesselman (chair), Michael C. Smiley, Harold M. Stratton II and David R. Zimmer. None of the Compensation and Executive Development Committee members are former executive officers of the Corporation. See the “Board Independence” section for additional information concerning Director independence. The Corporation had no “Compensation Committee Interlocks” as described by the SEC during fiscal 2018.

Committee Membership

In October of each year, the Board considers and approves committee membership for the coming year. The Board’s committees are currently comprised of the following Directors, with the Chairman of each Committee listed first:

	Finance	Compensation &
	And Risk	Executive	Nominating and
Audit	Management	Development	Governance
Johnson	Stratton	Giesselman	Doar
Doar	Johnson	Doar	Giesselman
Giesselman	Zimmer	Stratton	Johnson
Zimmer		Zimmer	Stratton

Attendance at Annual Meeting

The Corporation does not have a formal policy that its Directors attend the Annual Meeting of Shareholders because it expects them to do so and because the Corporation's Directors historically have attended these meetings. All of the members of the Board of Directors attended last year's annual meeting. The Board of Directors conducts its annual meeting in conjunction with the Annual Meeting of Shareholders at the Corporation's headquarters.

Stockholder Communication with the Board

The Board provides to every stockholder the ability to communicate with the Board as a whole, and with individual Directors on the Board, through an established process for stockholder communication (“Stockholder Communication”) as follows:

1.     Stockholder Communication to Entire Board. For Stockholder Communication directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated

1328 Racine Street

Racine, WI 53403

Attn: Chairman of the Board of Directors

2.     Stockholder Communication to Individual Director. For Stockholder Communication directed to an individual Director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual Director via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated

1328 Racine Street

Racine, WI 53403

Attn: [Name of Individual Director]

The Corporation will forward by U.S. mail any such Stockholder Communication to each Director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such Stockholder Communication is addressed to the address specified by each such Director and the Chairman of the Board.

Communications from an officer or Director of the Corporation and proposals submitted by stockholders to be included in the Corporation's definitive proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, (and related communications) will not be viewed as a Stockholder Communication. Communications from an employee or agent of the Corporation will be viewed as a Stockholder Communication only if such communications are made solely in such employee's or agent's capacity as a stockholder.

From time to time, the Board may change the process by which stockholders may communicate with the Board or its members. Please refer to the Corporation's website, www.twindisc.com, for any changes to this process.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes the material components of compensation paid to the Corporation’s Chief Executive Officer, Chief Financial Officer, and its three most highly compensated executive officers for the fiscal year ended June 30, 2018 (the “Named Executive Officers”).  The list of Named Executive Officers also includes a former executive officer of the Corporation, who would have been listed as one of the three most highly compensated executive officers but for the fact that he was no longer employed at the end of the fiscal year. For the fiscal year ended June 30, 2018, the Named Executive Officers are:

●	John H. Batten, President and Chief Executive Officer;
●	Jeffrey S. Knutson, Vice President – Finance, Chief Financial Officer, Treasurer and Secretary;
●	Malcolm F. Moore, Executive Vice President, Chief Operating Officer;
●	Dean J. Bratel, Vice President, Sales and Applied Technology;
●	Denise L. Wilcox, Vice President, Human Resources; and
●	Donald J. Nelson, Former Vice President, Operations

In this Compensation Discussion and Analysis, we will also explain the objectives of our compensation programs, why we pay the compensation we do and how that fits with the Corporation’s commitment to provide value to our shareholders.

Executive Summary

Through the Board’s Compensation and Executive Development Committee (the “Committee”), the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for short-term and long-term performance of the Corporation.  To fulfill these goals, the compensation of the Corporation’s Named Executive Officers consists of a mix of base salary, annual incentives and long-term incentives.  Base salary is intended to compensate the Corporation’s Named Executive Officers for services rendered during the fiscal year, their level of responsibility and experience within the industry and the Corporation, and their sustained individual performance. Annual incentives are designed to compensate the Named Executive Officers for achieving short-term corporate, business unit and individual performance goals.  Long-term incentives are intended to reward executives for sustained performance of the Corporation and are heavily weighted in favor of equity-related awards (performance stock, performance stock units and restricted stock) that are tied to the Corporation’s stock price.

A significant objective of the Corporation’s compensation philosophy is to align the interests of the Named Executive Officers with those of shareholders by paying for performance.  Key elements of the Corporation’s compensation program that support the pay for performance philosophy include the following:

●

The Corporation seeks to set compensation of its Named Executive Officers at the market median for companies of comparable size and in comparable industries, but also allows actual pay to vary from the market median depending on individual and company performance and length of service within the industry and the Corporation.

●

A significant portion of the compensation of the Corporation’s Named Executive Officers is tied to the performance of the Corporation, including annual incentives based on financial measurements that management of the Corporation considers important and long-term incentives that are heavily weighted in favor of equity-related awards (performance stock, performance stock units and restricted stock).

●	The Corporation has stock ownership guidelines for each of its Named Executive Officers, thereby aligning their long-term interests with those of shareholders.

●

In FY2017 and FY2018, the Corporation included earnings per share as one of the performance goals in its long-term incentive awards. The Corporation also awarded only performance stock and restricted stock as long-term incentive awards in FY2017 and FY2018, in order to promote additional equity ownership beyond the performance period for the long-term incentive awards.

The Corporation also maintains compensation practices that we believe are consistent with good governance.  For example:

●

The Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments.

●

The Corporation’s long-term incentive compensation plan (i) prohibits repricing of stock options and the repurchase of underwater options; (ii) limits the recycling of shares that may be awarded under the plan; and (iii) states that all awards are subject to the clawback requirements of any applicable law and the listing standards of the NASDAQ Stock Market, and provides mechanisms for the Corporation to enforce its recovery rights. In addition, the Corporation’s long-term incentive plan is designed to maximize the deduction for performance-based compensation under former Section 162(m) of the Internal Revenue Code for awards issued prior to the repeal of Section 162(m).

●

The Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

●	The Committee considers internal pay equity when making compensation decisions.

●	The annual Corporate Incentive Plan is performance-based and has caps on bonus payments.

●	The Committee annually evaluates the Corporation’s compensation programs to ensure that they do not encourage unnecessary risk-taking.

The following provides a brief overview of the highlights of the compensation received by the Corporation’s Named Executive Officers for the fiscal year that ended June 30, 2018:

●

At the beginning of FY2018, the Committee approved modest increases in the base salaries of some of the Named Executive Officers, but kept the base salary of the President and CEO, Mr. Batten, the same. This followed eighteen months of base salary reductions due to a weakening of the Corporation’s performance, and a restoration of all salaries to their 2014 levels in May of 2017.

●

The Corporation achieved the maximum EBITDA, sales and trade working capital goals under the Corporate Incentive Plan (“CIP”) for FY2018. Certain Named Executive Officers also attained or exceeded their individual goals under the CIP. As a result, bonus payments were made to each of the Named Executive Officers under the CIP, between the target and maximum percentage.

●

The Corporation did not achieve the average annual sales revenue or cumulative profitability goals for performance stock granted in 2015 under the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan. However, the Corporation did achieve near target performance on the relative total shareholder return goal, which had a 20% weighting. As a result, the performance stock awards vested at 19.36% of target.

As required by Section 14A of the Securities Exchange Act of 1934, the Corporation held its shareholder advisory vote on executive compensation at its October 26, 2017, Annual Meeting of Shareholders. The shareholders overwhelmingly approved the say on pay proposal, with more than 95% of the votes cast in favor of the compensation paid to the Corporation’s Named Executive Officers.

Overview

The Compensation and Executive Development Committee (the “Committee”) of the Board has responsibility for establishing, implementing and monitoring the total compensation of the Corporation’s executive officers.  The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Corporation.  The Committee has adopted a charter that it uses when setting agendas and schedules for their meetings.  The charter can be found at http://ir.twindisc.com/corporate-governance.cfm

Compensation Philosophy and Objectives

Twin Disc believes that knowledgeable, motivated and dedicated employees can make the difference in our Corporation’s ability to execute business strategy and excel in the marketplace.  The Committee believes it is in the best interest of the Corporation and its shareholders to fairly compensate our executive team to encourage high-level performance, resulting in increased profitability of the Corporation.  Executives are compensated on the value of their contribution to the success of the Corporation, in addition to their assigned scope of responsibilities.

Compensation includes opportunities for shared risks and rewards, and reflects the results of both individual performance and performance of the Corporation.  In setting compensation, the Committee tries to ensure that the employees’ pay is fair when compared to others within the Corporation as well as when compared to employees at similar positions in other companies.  Twin Disc will pay for the value of the job to the Corporation, considering the knowledge, skills and abilities required for each job and will pay market competitive compensation, in order to attract, retain and motivate top talent.

The key elements of our officers’ total compensation package are base salary, an annual incentive program, a long-term incentive program, and other benefits.  Base salary is intended to compensate the executive for the responsibilities and scope of the job, reward sustained performance, and aid in retention. The annual incentive program is intended to reward the achievement of corporate and business unit annual operating goals that are key to the Corporation’s overall performance.  The long-term incentive program is intended to reward achievement of sustainable, long-term performance goals, and aid in the retention of the executive, aligning the executive’s rewards with those of the shareholder.  The goal of the Corporation’s compensation program is to provide competitive compensation that encourages and rewards individual and team performance for producing both short-term and long-term shareholder value.

The Corporation believes that its executive officers should hold a meaningful stake in Twin Disc in order to align their economic interests with those of the shareholders.  To that end, the Corporation has adopted stock ownership guidelines.  Stock ownership targets are equal to five times annual base salary for the President and CEO, two times annual base salary for the CFO and Executive Vice President and COO, and one times annual base salary for the remainder of the officer team.  Officers have a period of four years to attain their targeted ownership level.  The Committee monitors compliance with this guideline, using its discretion to address non-attainment issues.  Compliance is reviewed annually.

Prior to its repeal, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) in service as of the end of any fiscal year.  However, Section 162(m) also provided that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.  For awards of long-term compensation that were made prior to the repeal of Section 162(m) of the Internal Revenue Code, the Committee generally sought to structure the awards to meet the deductibility requirements under this provision.

The Committee also seeks to structure compensation amounts and arrangements so that they do not result in penalties for the executive officers under the Internal Revenue Code.  For example, Section 409A of the Internal Revenue Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section.  The Committee has structured the elements of the Corporation’s compensation program so that they either are not characterized as deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A.  Sections 280G and 4999 of the Internal Revenue Code and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executive officers upon a change in control and result in the loss of the compensation deduction for such payments for the executive’s employer.  The Committee has structured the change in control payments under its severance agreements with the executive officers to avoid having benefits exceed the limitations and provisions of Sections 280G and 4999.

Each year, the Committee reviews with management the design and operation of the Corporation’s compensation programs, including the performance objectives and target levels used in connection with awards under the Corporation’s annual and long-term incentive programs.  In addition, the Committee reviews all incentive plans for any risk-mitigating factors such as stock ownership guidelines, claw-back provisions, multiple performance metrics, a cap on the incentive payout, mix of incentive compensation to total direct compensation, discretionary evaluation components and vesting requirements.  The Committee also reviews the total maximum payout of the plans and the effect it has on the performance of the Corporation.  While the goals that the Committee establishes are challenging, the Committee has concluded that these goals do not provide employees of the Corporation an incentive to take unnecessary risk.  The Committee has concluded that the Corporation’s compensation policies and practices are not likely to have a material adverse effect on the Corporation.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the President and CEO (Mr. Batten) and approves recommendations for compensation actions for all other elected officers of the Corporation.

As President and CEO, Mr. Batten annually reviews the performance of each elected officer with the Committee.   Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Committee.  The Committee may exercise its discretion in modifying any of the recommendations.

The Committee reviews the performance of the President and CEO.  It alone determines the salary adjustment, bonus payment and equity compensation awards for Mr. Batten.

Setting Executive Compensation

Based on the Corporation’s compensation objectives, the Committee has structured the executive officers’ total compensation program to motivate executives to achieve the business goals of the Corporation and to reward them for achieving such goals.

The elements of each executive’s compensation package include base salary, annual incentive compensation, long-term incentive compensation, benefits and perquisites.  Changes to compensation are determined at the beginning of each fiscal year and are dependent upon several factors, including, but not limited to, scope of responsibilities, the Corporation’s performance, individual performance, and competitive market practices.

The Corporation looks to establish each element of total direct compensation (i.e., base salary, annual incentive compensation, and the annualized value of long-term incentive compensation granted during the year) near the market median (50th percentile) for companies of a similar size and industry.  The Committee believes an executive’s target compensation is competitive if it falls within a band of plus or minus 15% from the competitive median of data.  Because a large portion of each executive’s long-term incentive compensation package consists of performance awards, actual payments of long-term incentive compensation and total direct compensation in any given year may fall significantly above or below the market median, based on the performance of the Corporation.

The Committee periodically engages an independent consultant to review its compensation program for the officers of the Corporation, in order to provide information regarding market median compensation levels and the blend of short-term compensation to long-term types of compensation. The consultant provides the Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives.  Historically, the consultant has not selected a peer group of companies to determine market competitiveness, but rather has used survey data compiled from several general industry compensation databases.  The consultant provides information to the Committee regarding the competitiveness of each element of compensation for comparable positions.  In addition to competitive data, the Committee considers the executive’s level of experience, length of service in his or her position, the level of responsibility of the position, the performance of the Corporation and sustained individual performance when setting or approving compensation levels.

Historically, a compensation consultant has been engaged to conduct a detailed review of competitive compensation data every two years.  Assuming an executive is at or near the market median for his or her position, salary increases for years that the Committee does not engage an independent consultant are determined using several factors.  First, the financial results of the Corporation are used to determine the amount of a merit pool that may be available across the entire Corporation.  Next, the Committee obtains general information from various sources regarding broad market trends in executive compensation. The Committee also reviews whether the Corporation and the executive team have achieved their overall objectives for the fiscal year.  Finally, the Committee evaluates whether each executive’s individual performance objectives have been achieved and to what level.  These factors will determine whether the executive will achieve an average increase (based on the merit pool and broad market trends), an above average increase or a below average increase.

For FY2014, the Committee engaged Willis Towers Watson (formerly Towers Watson), a global human resources firm, to conduct a detailed review of competitive compensation levels for similar positions in similar industries. For this analysis, Willis Towers Watson referenced several data sources, including:

●	2012 Towers Watson Compensation Databank (CDB)
●	2012 Towers Watson U.S. Top Management Compensation Study

Relative to each of the data sources, Willis Towers Watson referenced a broad sample of both general industry companies with revenues of less than $1 billion (CDB survey) and durable goods manufacturing companies with revenues between $100 million and $450 million (U.S. Top Management Compensation Study). The complete survey participant lists for each of the data sources are provided in Appendix B.

The Committee received information on the 25th, 50th and 75th percentiles of each element of executive compensation for comparable executive positions.  Because the samples included companies of similar size, only tabular data was used in the analysis, and not regression analysis. The Committee did not consider any specific peer group of companies when making competitive comparisons or compensation decisions, and the Committee did not specify targeted individual companies from among the Willis Towers Watson survey participants.

For FY2014, the base salaries of Messrs. Batten and Knutson were set within 10% of the competitive median. The base salary of Mr. Bratel was set slightly below 25% of the competitive median due to his lack of tenure in the new position. The target annual incentive bonus as a percent of base salary was set at the competitive median for each of Messrs. Batten, Knutson and Bratel. The target total cash compensation (consisting of base salary and annual incentive bonus payments) and target total direct compensation (consisting of base salary, annual incentive bonus and long-term incentive payments) of each named executive officer for FY2014 was set within 15% of the competitive median, with the exception of Mr. Bratel, whose target total cash compensation and target total direct compensation were 24% and 20% below the competitive median, respectively. In addition, the target total direct compensation of Mr. Batten was 17% higher than the competitive median due to several factors that included his impending promotion to CEO, the value of the position to the organization and internal equity considerations.

For FY2015, the Committee did not engage a compensation consultant to conduct a detailed review of competitive compensation data. It reviewed updated Willis Towers Watson survey information which was increased by 3% for base salary information and by 4% for long-term incentive compensation, to reflect compensation trends in the market. It used that information, along with the recommendations from Mr. Batten as described above and the company-wide merit pool, in determining the elements of each executive’s compensation package for FY2015.

For FY2016, the Corporation again engaged Willis Towers Watson to provide a detailed review of the officer’s compensation program. The results of that review were used by the Committee for informational purposes only. Due to a global salary and wage freeze at all operations, the Committee voted to maintain officer salaries at their then-current levels. In November of 2015, due to continued weakening in the Corporation’s performance, all company officers participated in a Racine-based salary reduction program. Named Executive Officers received a 6% reduction in their base salary, except for Mr. Batten, who received a 10% reduction.

For FY2017, the Committee did not engage a compensation consultant for review of competitive compensation data. Due to the continuing wage and salary freeze at all operations, all Named Executive Officers’ salaries were maintained at their reduced FY2016 levels, with the exception of Mr. Moore who received a 6.4% increase due to his promotion to Executive Vice President, Chief Operating Officer. Mr. Moore’s salary increase was recommended by Mr. Batten and approved by the Committee. Willis Towers Watson provided updated COO salary information for companies of similar size, which was used for informational purposes only and not to benchmark Mr. Moore’s salary to a specific target. In November 2016, salaries were partially reinstated and in May 2017, all reductions in salaries were fully reinstated. When Mr. Nelson was hired to his position as Vice President – Operations in December 2016, his base salary, target annual incentive bonus and long-term incentive bonus were determined by management, in consultation with members of the Committee, based on internal pay equities and through negotiations with Mr. Nelson.

For FY2018, the Committee did not engage a compensation consultant for review of competitive compensation data. The Committee referred to the Company’s FY2018 merit guidelines, using the FY2016 Willis Towers Watson study for reference only. Messrs. Batten and Moores’ salaries were maintained at their restored FY2017 levels, Mr. Knutson and Ms. Wilcox received a 3.0% increase, and Messrs. Nelson and Bratel each received a 2.2% increase. On February 1, 2018, the Committee approved a subsequent 5.4% increase for Mr. Nelson due to his role in the performance improvements at the Racine manufacturing operation.

For FY2019, the Committee engaged Willis Towers Watson as a compensation consultant to review competitive compensation data. It used the Willis Towers Watson competitive data, the recommendations of the CEO and the FY2017 shareholder advisory vote on executive compensation in determining the elements of each executive’s compensation package for FY2019.

Base Salary

The Corporation provides executive officers with a base salary to compensate them for services rendered during the fiscal year, their level of responsibility and experience within the Corporation, and their sustained individual performance.  Individual performance is measured through the Corporation’s annual performance evaluation process.  Pay for individual performance rewards executives for achieving goals that may not be immediately evident in common financial measurements.

Base salaries are reviewed each year by the Committee.  As discussed above, salary levels have historically been compared to the market median (i.e. 50th percentile), as determined by using survey data and as determined by external consultants, in order to ensure executives are paid a competitive salary, aiding in attraction and retention. However, due to the Racine-based salary reduction program referenced earlier, prior to FY2019 the Committee did not engage an external compensation consultant to conduct a detailed review of competitive compensation data since setting compensation for FY2014.

Base salary adjustments, as may be appropriate, are determined annually and may be based on individual, team or Corporation performance results, as well as other factors including changes to job scope or responsibilities. In addition, market adjustments to base salary may be indicated when an incumbent is more than 15% below the market median and has been in the job longer than 2-3 years.  Market adjustments may also be used to retain valuable employees in a competitive labor market.

The Corporation uses a performance management system to set individual objectives for each executive.  This system allows for the annual evaluation of both performance goal achievement and competency development.  When evaluating individual performance, the Committee considers the executive’s effort in promoting corporate values; achieving both short and longer-term objectives; improving product quality; developing relationships with customers, suppliers, and employees; demonstrating leadership abilities among coworkers; and achievement of other individualized goals set as a part of the performance management system.

The Committee determines and approves base salary adjustments for the President and CEO, and approves base salary adjustments for the members of the executive officer team based on the recommendations from the President and CEO.  Generally, executive base salaries are increased at rates comparable to the increases provided at other comparable companies and are at or near market levels.

In July 2015, the Committee decided to maintain base salaries at then-current levels in FY2016 for the Named Executive Officers due to a global salary and wage freeze at all operations. Effective in November 2015, the Named Executive Officers participated in a Racine-based salary reduction program. All Officers received a 6% reduction in base salary, with the exception of Mr. Batten who received a 10% reduction.

For FY2017, the Committee maintained all Named Executive Officers’ then-current base salaries, with the exception of Mr. Moore, at their current levels, due to a continuing salary and wage freeze at all operations. Mr. Moore received a 6.4% salary increase due to his promotion to Executive Vice President, Chief Operating Officer.

In November 2016, the Committee decided to reinstate 50% of the salary reductions to the Named Executive Officers, after one year of reduced salaries. In May of 2017, the Committee reinstated the remainder of the salary reductions for the Named Executive Officers, after eighteen months of reduced salaries.

For FY2018, the Committee maintained the base salaries of Messrs. Batten and Moore, and increased the base salaries of Mr. Knutson and Ms. Wilcox by 3.0% and Messrs. Nelson and Bratel by 2.2%. The Committee also approved a 5.4% merit increase in Mr. Nelson’s base salary in February 2018.

For FY2019, the Committee maintained the base salary of Mr. Moore and increased the base salaries of Mr. Batten by 20%, Mr. Knutson by 4.8%, Mr. Bratel by 5.3% and Ms. Wilcox by 3.4%. The greater increase for Mr. Batten was due to the fact that his base salary was determined to be below the market median.

Annual Incentive Compensation

Executive officers and selected key management participate in an annual incentive plan called the Corporate Incentive Plan (“CIP”).  This plan provides executives with the opportunity to receive annual cash incentives for achieving corporate, business unit and individual performance goals.

The Committee reviews the CIP’s design annually and approves any CIP design changes or amendments.  It also reviews and approves annual goals, and certifies the achievement of performance targets, based on the financial statements of the Corporation. Cash incentive payments are made after the end of each fiscal year, dependent upon corporate, business unit or individual goal achievement.  In no event may the payout be more than 200% of the target.

For FY2018, the target bonuses as a percentage of base salary were set at 75% for Mr. Batten, 50% for Messrs. Knutson, Moore, Nelson and Bratel, and 40% for Ms. Wilcox. The CIP targets for the Named Executive Officers were set as listed below.

Objective	Weight	Target		Results
EBITDA	40%	Target: Threshold: Maximum:	$9,840,000 $4,806,240 $14,840,000	$26,656,000

Trade Working Capital (% of Sales)	20%	Target = Threshold = Maximum =	37.0% 41.0% 33.0%	32.3%

Sales Revenue	20%	Target = Threshold = Maximum =	$195,756,000 $176,592,000 $215,756,000	$240,733,000

Strategic Objectives	20%	Discretionary award based on select individual initiatives for FY2018

The following table reconciles EBITDA for purposes of bonus measurement to the Corporation’s net income:

Net Earnings (Loss)	$9,647,000
Plus: Interest Expense	282,000
Tax Expense (Benefit)	4,773,000
Depreciation and Amortization	6,495,000
Restructuring Charges	3,397,000
Non-Cash Stock Compensation	2,062,000
EBITDA	$26,656,000

The amounts payable based on achievement of individual initiatives were discretionary and were largely based on qualitative performance goals that varied among the Named Executive Officers. For FY2018, the Named Executive Officers received payments under this portion of the CIP in the range of 185% - 198% of target.

An executive’s incentive payment under the CIP may be increased or decreased by up to 20%, at the discretion of the Committee, based on the recommendations of the President and CEO, if the executive’s individual performance goals are either exceeded or not achieved and other factors deemed important by the Committee.  The Committee alone makes decisions regarding adjustments to the President and CEO’s annual incentive award.

For FY2019, the Committee reviewed and approved the performance goals recommended for the CIP. The CIP will pay out if certain EBITDA, trade working capital, sales growth, and strategic objectives (individual achievement) are achieved.

The Committee reviewed the recommendations and approved the target bonus percentages for each officer. The Committee discussed and determined the bonus percentage amount for Mr. Batten. For FY2019, the target bonus percentage of base salary will be 75% for Mr. Batten and 50% for Messrs. Knutson, Moore, and Bratel, and 40% for Ms. Wilcox.

Long-Term Incentive Compensation

The Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (“2010 LTI Plan”), which was amended and restated on July 31, 2015 and approved by the Corporation’s shareholders at the annual meeting in October 2015, provides for the opportunity for officers and key employees of the Corporation (and its subsidiaries) to acquire common stock of the Corporation or cash payments via stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, performance stock unit awards or performance unit awards.  In keeping with the Corporation’s commitment to provide a total compensation package that includes at-risk components of pay, the Committee makes annual decisions regarding the appropriate type of long-term incentives for each executive.

The granting of performance stock encourages a pay for performance approach, aligning the interests of the executive with the economic goals of the Corporation and the shareholders.  The granting of restricted stock is based on a number of factors that include rewarding sustained individual performance, increasing an executive’s ownership in the Corporation, and addressing retention concerns.  Restricted stock may also be used to incent executives in times of global economic instability when future values of stock options, performance stock and performance stock units become more unpredictable.

The composition of an executive’s long-term compensation – e.g., performance stock and restricted stock – is determined by the Committee.  The executive has no role or choice whether to receive incentive compensation in the form of performance stock, restricted stock, or other forms.

The Committee establishes the vesting criteria, including the performance goals that must be achieved in order for the award to vest.  Grants are made at the beginning of each fiscal year, or as determined by the Committee, for the ensuing multi-year cycle period.

The Committee uses external consultants and survey information as a guideline when considering long-term incentive awards for management.  The Committee reviews competitiveness of awards under the LTI Plan annually and obtains a periodic independent review.  In addition, the Committee reviews and approves LTI Plan changes as necessary, and ensures the LTI Plan’s compliance with shareholder approval requirements.

In FY2018, all of the Named Executive Officers received awards of performance stock.  The Committee determined that the long-term incentive awards granted in FY2018 would use a combination of the following performance goals and weightings for the three-year performance period ending in FY2020: (i) average return on invested capital (40%); average annual sales revenue (30%), and (iii) average earnings per share (30%). In addition, the possible range of long-term incentive payments for each performance goal was established as 50% - 150% of the target. These shares will vest on June 30, 2020 if the specific measures are achieved within the payout range.

In order to incent and retain the Corporation’s executives, shares of restricted stock were also granted to all Named Executive Officers in FY2018.  These shares will vest August 2, 2020 provided the executive remains employed with the Corporation until the vesting date.

In July 2018, the Committee reviewed the performance objective established in July of 2015 for the vesting of performance stock and performance stock units granted in July 2015 under the LTI Plan.  The objective is listed below:

Performance Objective: Cumulative Economic Profit, Average Net Sales and Relative Total Shareholder Return (“TSR”) for the three fiscal years ending 6/30/18 at the achievement levels specified below. Cumulative Economic Profit and Average Net Sales are each weighted at 40% of the performance objective, and Relative TSR is weighted at 20% of the performance objective.

Performance Objective as of June 30, 2018
	Economic Profit (40%)	Average Net Sales (40%)	Relative TSR (20%)
Maximum	$7,000,000	$475,000,000	75% of Peers
Target	$3,000,000	$350,000,000	50% of Peers
Threshold	$1	$300,000,000	25% of Peers

Economic profit is calculated by taking Net Operating Profit after Tax (“NOPAT”) less (or as a percentage of) a Capital Charge (Average Invested Capital x Cost of Capital).

Average Invested Capital is defined as total assets less non-interest bearing liabilities less accrued retirement benefits less excess cash, computed on monthly trailing 13-month basis. For FY2016-FY2018, excess cash was defined as cash in excess of approximately 1.5% of net sales.

Relative TSR is defined as the total shareholder return in relation to the S & P Machinery Index for the three-year period ending 6/30/18.

The Committee determined, subject to audit, that the Corporation’s economic profit for the cumulative three-year period ending June 30, 2018 was $(29,493,291) and the Average Net Sales for the same period was $190,830,000. Neither of those measures was achieved, as threshold levels were not met. They then determined that the Relative TSR was 48.4% of its peer group. As a result, performance share awards vested at 19.36% of the target.

For FY2019, the Committee used performance measures that had been used in setting the long-term incentive plan for FY2018. The long-term incentive awards granted in FY2019 use a combination of the following performance goals and weightings for the three fiscal year performance period ending June 30, 2021: (i) average return on invested capital (also known as average return on total capital) (40%), (ii) average sales revenue (30%), and (iii) average earnings per share (30%). In addition, the possible range of long-term incentive payments for each performance goal will be 50% - 150% of the target. The Committee awarded only performance stock and restricted stock units as long-term incentive awards in FY2019.

Benefits

The Corporation believes it is necessary to also recognize the efforts of its officer group and senior management in the area of benefits and perquisites.  The Committee annually reviews the Corporation’s benefit programs for competitiveness and uses external consultants and surveys as a reference when necessary.  It approves the addition, modification or deletion of any executive benefit program, as well as the eligibility of any specific executive for a program.

Qualified Retirement Plans

The Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees (“Savings Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003. The Savings Plan was established August 1, 2009 to provide a retirement benefit similar to the one previously provided under the Twin Disc, Incorporated Retirement Plan for Salaried Employees, discussed below, in a defined contribution format.

Employer contributions under the Savings Plan are based on a percentage of annual compensation, from 4.5% to 6.5%, based on years of service.  This contribution is deposited into an individual investment account, in which the individual directs his or her own investment elections, within an array of choices.

The Savings Plan does not allow employee contributions.  Employer contributions, which are made annually, are 100% vested.

The Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003.  The Retirement Plan was amended to freeze future benefit accruals as of August 1, 2009.

Prior to January 1, 1997 benefits in the Retirement Plan were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service.  As of December 31, 1996, the then-current accrued benefits under the Retirement Plan were frozen and the Retirement Plan was amended to provide for future accruals under a cash-balance program. Mr. Bratel is the only Named Executive Officer eligible for an accrued benefit under the pre-1997 Retirement Plan with 9.5 years of pre-January 1, 1997 credited service.

The Retirement Plan was amended on January 1, 1997 to add a cash balance formula for post January 1, 1997 accruals.  Benefits under the Retirement Plan are generally equal to the sum of the benefits as frozen on December 31, 1996, plus benefits that accumulated under the cash balance formula from January 1, 1997 through July 31, 2009.  Benefits under the cash balance formula are generally stated as a lump sum amount, but may be distributed as a lump sum or as an annuity.  Prior to August 1, 2009, accruals under the cash balance formula were based on a percentage of compensation, from 4.5% to 6.5%, based on years of service, with interest credits at the thirty-year U.S. Treasury Bond rate, or other such rate mandated by the IRS in substitution of the 30-year Treasury rate, with a minimum guarantee of 3%.

The Twin Disc, Incorporated – The Accelerator 401(k) Savings Plan (“401(k) Plan”) is a tax-qualified retirement savings plan to which all Twin Disc, Incorporated employees, including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Service on a pre-tax or after-tax (Roth) basis.  The Corporation will match 50% of the first 6% of pay that is contributed to the 401(k) Plan.  All contributions to the 401(k) Plan, as well as any matching contributions, are fully vested upon contribution.

Supplemental Executive Retirement Plan

The Corporation extends a supplemental retirement plan, called the Twin Disc, Incorporated, Supplemental Executive Retirement Plan (“SERP”), to certain qualified officers.  It is the Corporation’s current practice to not add new officers to the SERP. For those eligible participants (including Messrs. Batten and Bratel and Ms. Wilcox) the SERP benefit is calculated as the additional benefit that the participant would have received at retirement under the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees and the frozen Twin Disc, Incorporated Retirement Plan for Salaried Employees, but for the limitation on compensation used in determining benefits under those plans. SERP benefits of all Named Executive Officers who are eligible participants are stated as individual accounts.

The SERP benefit is payable in two lump sum payments, which are paid on the first and second February 1 in the years following retirement. However, if the commencement of benefits is based on the participant’s separation from service, the first payment will not be made sooner than six months after the participant’s separation.  The maximum payment in any given year is $500,000 and any amounts in excess of $500,000 will be paid in the third and subsequent years following retirement.

Executive Life Insurance

The Corporation provides an endorsement split-dollar life insurance benefit to certain Named Executive Officers who were in their positions prior to January 1, 2015.  The Corporation’s current practice is to not provide this benefit to new officers. While employed, the death benefit for an executive is generally equal to three times his or her annual base salary, although exceptions may occur due to other compensation arrangements. At the later of retirement or the 15th anniversary of the policy, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value.  At that time, the ownership of the remaining policy and corresponding cash values are transferred to the executive.  Information regarding this benefit is detailed in the “All Other Compensation” column of the Summary Compensation Table.

Officers who obtained their positions on or after January 1, 2015 are eligible for a term life insurance benefit equal to approximately three times their base salary, subject to certain limitations that may apply regarding insurability or maximum insurance levels.

Change in Control Agreements

The Corporation has change in control severance agreements with each of its executive officers, which were most recently updated in August 2018.  If a change in control occurs (as defined in the agreements) and the executive thereafter terminates employment under circumstances specified in the agreements, the executive is entitled to certain severance benefits. Severance benefits for Named Executive Officers would consist of the sum of the executive’s annual base salary (as defined in the agreements) in effect immediately prior to the circumstances giving rise to the executive’s termination, plus the greater of the executive’s annual bonus for the fiscal year preceding termination (or, if no annual bonus was paid in that year, the average of the annual bonuses for the three fiscal years preceding termination) or target annual bonus for the fiscal year of termination, times a multiple (2.5 for Mr. Batten, 2.0 for Mr. Knutson and Mr. Moore, and 1.5 for Mr. Bratel and Ms. Wilcox).  In addition, the executive would be entitled to the cash value over the exercise price of any shares of common stock subject to unexercised stock options held by the executive, and fringe benefits would continue for 24 months following termination.  The agreements are specifically designed to avoid having benefits exceed the limitations and provisions of Section 280G of the Internal Revenue Code.

The performance stock and performance stock unit award agreements and the restricted stock and restricted stock unit grant agreements between the Corporation and its Named Executive Officers have certain change in control provisions.  Specifically, if a change in control (as defined in the agreements) occurs and the employee thereafter terminates employment under circumstances specified in the agreements, all performance stock and performance stock units shall immediately vest as if the performance objectives had been fully achieved, all restricted shares shall become freely transferable and non-forfeitable, and all restricted stock units shall immediately vest and the related shares shall be delivered.

Other Personal Benefits and Perquisites

Twin Disc’s Named Executive Officers, along with other executive officers and senior management, are occasionally provided a limited number of perquisites whose primary purpose is to minimize distractions from personal issues to focus the executive’s attention on important initiatives of the Corporation.  An item is not a perquisite if it is integrally related to the performance of the executive’s duties.

Summary Compensation Table

The following table summarizes the “total compensation” of the Corporation’s Chief Executive Officer, Chief Financial Officer, and its three most highly compensated executive officers for the fiscal year ended June 30, 2018. The list of Named Executive Officers also includes the former Vice President - Operations of the Corporation, as he would have been listed as one of the three most highly compensated executive officers but for the fact that he was no longer employed at the end of the fiscal year. It should be noted that the total compensation as reported by the Summary Compensation Table follows specific SEC requirements for reporting compensation, and does not reflect the target or actual compensation for the Named Executive Officers for the fiscal year.

Name and Principal Position	Year	Salary	(1) Stock Awards	(2) Non-Equity Incentive Plan Compensation	(3) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(4) All Other Compens- ation	Total

John H. Batten	2018	$500,001	$654,806	$727,500	$3,882	$107,839	$1,994,028
President and Chief	2017	$488,463	$489,377	$133,250	$4,218	$67,523	$1,182,831
Executive Officer	2016	$469,232	$495,542	$0	$4,581	$95,404	$1,064,759

Jeffrey S. Knutson	2018	$322,309	$275,978	$318,010	-	$33,121	$949,418
Vice President – Finance,	2017	$315,484	$206,254	$67,725	-	$33,247	$622,710
CFO, Treasurer and Sec’y	2016	$303,368	$208,849	$0	-	$32,856	$545,073

Malcolm F. Moore	2018	$397,500	$118,745	$367,688	-	$49,257	$933,190
Executive Vice President,	2017	$396,347	$283,229	$79,500	-	$55,568	$814,644
Chief Operating Officer	2016	$351,057	$323,219	$0	-	$39,759	$714,035

Dean J. Bratel	2018	$279,617	$250,886	$275,380	-	$55,766	$861,649
Vice President – Sales	2017	$275,424	$187,505	$52,250	$4,221	$51,777	$571,177
and Applied Technology	2016	$264,847	$189,867	$0	$15,515	$60,236	$530,465

Denise L. Wilcox	2018	$235,386	$160,582	$183,912	$3,035	$70,292	$653,207
Vice President – Human	2017	$230,354	$120,007	$39,560	$2,906	$69,860	$462,687
Resources	2016	$221,507	$121,523	$0	$3.271	$67,999	$418,640

Donald J. Nelson (5)	2018	$236,347	$296,956	$0	-	$223,808	$757,111
Former Vice President –	2017	$181,250	$640,270	$66,625	-	$4,127	$892,272
Operations

(1)

Reflects the aggregate grant date fair value for each Named Executive Officer computed in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures. The performance awards are calculated as of the grant date, based on the most probable outcomes of the respective performance goals. The aggregate grant date fair values of the performance-based awards granted in fiscal 2018, assuming the maximum performance goal is achieved, are as follows: Mr. Batten, $491,113; Mr. Knutson, $206,992; Mr. Moore, $0; Mr. Bratel, $188,173; Ms. Wilcox, $120,445; and Mr. Nelson $222,717. These calculations are based on the closing share price on the date of grant of $17.00 for those shares granted on 8/2/2017.

The following table presents separately the compensation expense recognized in FY2018, 2017, and 2016 for outstanding awards of performance stock and restricted stock for Messrs. Batten, Knutson, Moore and Bratel and Ms. Wilcox; and the compensation expense recognized in FY2018 and FY2017 for outstanding awards of performance stock and restricted stock for Mr. Nelson.

Name	Year	Performance Stock	Restricted Stock
John H. Batten	2018	$216,220	$330,709
	2017	$20,225	$329,938
	2016	$18,539	$313,785
Jeffrey S. Knutson	2018	$91,130	$139,583
	2017	$8,526	$141,004
	2016	$7,816	$128,208
Malcolm F. Moore	2018	$56,190	$233,127
	2017	$11,001	$119,204
	2016	$10,084	$109,695
Dean J. Bratel	2018	$82,843	$126,711
	2017	$7,746	$126,869
	2016	$7,101	$125,600
Denise L. Wilcox	2018	$53,026	$81,100
	2017	$4,961	$81,392
	2016	$4,547	$83,210
Donald J. Nelson	2018	$0	($6,359)
	2017	$0	$209,849

(2)

Reflects cash bonuses earned in connection with achievement of specific performance targets under the Corporate Incentive Plan, described under the “Annual Incentive Compensation” portion of the Compensation Discussion and Analysis, above.

(3)	The figures reflect the change in qualified pension amounts for each of the Named Executive Officers.
(4)	All Other Compensation consists of the following for each of the Named Executive Officers except Mr. Nelson:

Name	401(k) Company Match	Retirement Savings Plan Contribution	Defined Contribution SERP	Life Insurance	Perquisites and Personal Benefits	Total
J.H. Batten	$8,370	$17,550	$23,049	$29,000	$29,870	$107,839
J.S. Knutson	$8,351	N/A	N/A	$24,770	-	$33,121
M.F. Moore	$8,207	N/A	N/A	$11,397	$29,653	$49,257
D.J. Bratel	$7,915	$17,550	$3,641	$26,660	-	$55,766
D.L. Wilcox	$6,844	$14,798	$0	$48,650	-	$70,292

The Corporation’s Supplemental Executive Retirement Plan (“SERP”) was restated during FY2011 to provide a defined contribution formula for the benefits of Messrs. Batten, Bratel and Ms. Wilcox. Mr. Knutson, Mr. Moore and Mr. Nelson do not participate in the SERP.

Messrs. Batten, Knutson, Bratel and Ms. Wilcox participate in an endorsement split-dollar life insurance plan. Mr. Moore participates in a term life insurance plan and Mr. Nelson participated in the group life insurance program available to all employees.

The amount shown for Mr. Nelson in the All Other Compensation column of the Summary Compensation Table includes severance payments paid in FY2018 ($80,770), severance payments payable in FY2019 ($94,231), accrued vacation paid at termination ($20,192), a 401(k) company match ($7,500) and premiums for group life insurance ($1,127). It also includes perquisites and personal benefits consisting of outplacement services and health insurance premium subsidies, neither of which exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits.

Perquisites and Personal Benefits for Mr. Batten for FY2018 consist of personal use of the company plane ($12,735), supplemental long-term disability premiums ($10, 078), executive physical expenses and country club dues. Perquisites and Personal Benefits for Mr. Moore for FY2018 consist of temporary housing benefits ($25,000) and premiums paid for supplemental long-term disability insurance. The aggregate total of perquisites and personal benefits for each of the remaining Named Executive Officers was less than $10,000 for FY2018, and therefore need not be disclosed or included in such Named Executive Officers’ “Other Compensation” total.

(5)	Mr. Nelson ended his employment with the Company on March 16, 2018.

Grants of Plan-Based Awards

The following table provides information on incentive awards granted to our Named Executive Officers during FY2018.

		Estimated Future Cash Incentive Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Share or Unit Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards; Number of shares of stock or units (2)	Grant Date Fair Value of Stock and Option Awards (3)
J.H. Batten
Cash Incentive		$187,500	$375,000	$750,000
Performance Stock Awards (1)	8/2/17				9,630	19,259	28,889		$327,403
Restricted Stock Award	8/2/17							19,259	$327,403
J.S. Knutson
Cash Incentive		$81,125	$162,250	$324,500
Performance Stock Awards (1)	8/2/17				4,059	8,117	12.176		$137,989
Restricted Stock Award	8/2/17							8,117	$137,989
M.F. Moore
Cash Incentive		$99,375	$198,750	$397,500
Performance Stock Awards (1)	NA
Restricted Stock Award	8/2/17							6,985	$118,745
D.J. Bratel
Cash Incentive		$70,250	$140,500	$281,000
Performance Stock Awards (1)	8/2/17				3,690	7,379	11,069		$125,443
Restricted Stock Award	8/2/17							7,379	$125,443
D.L. Wilcox
Cash Incentive		$47,400	$94,800	$189,600
Performance Stock Awards (1)	8/2/17				2,362	4,723	7,085		$80,291
Restricted Stock Award	8/2/17							4,723	$80,291
D.J. Nelson
Cash Incentive		$87,500	$175,000	$350,000
Performance Stock Awards (1)	8/2/17				4,367	8,734	13,101		$148,478
Restricted Stock Award	8/2/17							8,734	$148,478

(1)	Consists of stock awards with performance-based vesting criteria, as discussed in the “Long-Term Compensation” section of the Compensation Discussion and Analysis; eligible for vesting in 2020.
(2)	Consists of restricted stock with a vesting date of August 2, 2020. This stock will vest if the executive remains employed through the vesting date.
(3)	The grant date fair values are calculated using the closing price of Twin Disc shares on the August 2, 2017 grant date ($17.00).

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of restricted stock, performance stock and performance stock unit awards held by our Named Executive Officers on June 30, 2018. The Named Executive Officers had no outstanding exercisable or unexercisable options outstanding on June 30, 2018.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
J.H. Batten			113,254	$2,810,964
J.S. Knutson			47,733	$1,184,733
M.F. Moore			49,390	$1,225,860
D.J. Bratel			43,393	$1,077,014
D.L. Wilcox			27,774	$689,351
D.J. Nelson			-	-

(1)

Reflects the number of non-vested restricted stock awards, performance stock awards and performance stock unit awards that are scheduled to vest at various times between July 2018 and July 2020. For awards granted in fiscal 2016, restricted shares are outstanding and are assumed to vest completely and performance shares are assumed to vest at 19.36% of target. For awards granted in fiscal 2017 and fiscal 2018 with Threshold/Target/Maximum payout levels, the figures presented assume a threshold level of achievement for the awards granted in fiscal 2017 and a target level of achievement for the awards granted in fiscal 2018.

(2)	Values were calculated using $24.82 per share, the closing price of the Corporation’s common stock as of June 29, 2018.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock and performance stock that occurred during FY2018 for each of our Named Executive Officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
J.H. Batten	10,736	$181,546
J.S. Knutson	5,478	$92,633
M.F. Moore	-	-
D.J. Bratel	4,113	$69,551
D.L. Wilcox	2,633	$44,524
D.J. Nelson	14,000	$364,140

Pension Benefits

The following table summarizes the actuarial present value of each Named Executive Officer’s accumulated benefits as of June 30, 2018 under our defined benefit pension plan.

Name	Plan Name	Number of Years of Credited Service (Salaried Retirement Plan as of plan freeze date)	Present Value of Accumulated Benefits (1)	Payments During Last Fiscal Year
J.H. Batten	Retirement Plan for Salaried Employees	13.0	$145,829	-

J.S. Knutson	N/A (2)

M.F. Moore	N/A (2)

D.J. Bratel	Retirement Plan for Salaried Employees	22.5	$213,521	-

D.L. Wilcox	Retirement Plan for Salaried Employees	11.0	$105,483	-

D.J. Nelson	N/A (2)

(1)

The following key assumptions were made in calculating the present value of the qualified retirement plan. For Messrs. Batten and Bratel and Ms. Wilcox, the key assumptions include a 4.21% discount rate and a retirement age of 65. No mortality assumption was used prior to retirement. After retirement, the mortality assumption is the Gender-specific RP-2014 table with generational mortality improvements.

(2)	Messrs. Knutson, Moore, and Nelson do not participate in the Retirement Plan for Salaried Employees because they were hired after October 1, 2003, the date that the plan was closed to new employees.

Retirement Plan for Salaried Employees

All full-time Twin Disc, Incorporated salaried employees employed before October 1, 2003 participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”). Eligibility for retirement occurs upon reaching one of the following age and service requirements: a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points. Mr. Bratel is currently the only Named Executive Officer that is eligible for retirement.

Prior to January 1, 1997, Retirement Plan benefits were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service. As of December 31, 1996, the then-current accrued benefits under the Retirement Plan were frozen and the Retirement Plan was amended to provide for future accruals under a cash-balance program. Mr. Bratel is the only Named Executive Officers with a benefit under both the pre-1997 portion of the Retirement Plan and the cash balance program.

Subsequently, the Retirement Plan was amended to freeze all future benefit accruals, effective August 1, 2009.

The definition of compensation for purposes of calculating the pension benefit includes W-2 income, excluding any expense reimbursements or taxable fringe benefits, and is limited by the IRS maximum compensation as determined each year. In calendar years 2016, 2017 and 2018, the annual limits were $265,000, $270,000 and $275,000, respectively.

Benefits under the frozen Retirement Plan are payable in a monthly annuity form, with either a single life or joint and survivor life benefit option. Benefits under the cash balance program are payable in a lump sum payment, or single life or joint and survivor annuity benefit options.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The following table summarizes accumulated benefits as of June 30, 2018 under our Supplemental Executive Retirement Plan for each Named Executive Officer with a benefit under a defined contribution formula under that plan.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
J.H. Batten	$0	$23,049	$5,282	$0	$192,953

J.S. Knutson	N/A	N/A	N/A	N/A	N/A

M.F. Moore	N/A	N/A	N/A	N/A	N/A

D.J. Bratel	$0	$3,641	$1,108	$0	$39,897

D.L. Wilcox	$0	$0	$822	$0	$28,234

D.J. Nelson	N/A	N/A	N/A	N/A	N/A

(1)

The amounts reported in the “Registrant Contributions in Last FY” column are credits to a bookkeeping account maintained by the Corporation for the benefit of the Named Executive Officer, and are included in the “All Other Compensation” figures of the Summary Compensation Table.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (“SERP”) is available to qualified US-based Named Executive Officers, including Messrs. Batten and Bratel. It is the Corporation’s current practice to allow no additional participants in this plan. The supplemental retirement benefit is calculated as the additional benefit that the participant would have received at retirement under the Corporation’s frozen Retirement Plan and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees (“Salaried Plan”), but for the limitation on compensation used in determining benefits under those plans. In light of the fact that the Salaried Plan is a defined contribution plan with individual accounts, the SERP was amended on July 29, 2010, to restate the SERP benefits of Messrs. Batten and Bratel as individual accounts, with an opening account balance equal to the present value of their SERP benefits as of August 1, 2009. In addition to annual accruals based on the additional benefit that would be received under the Salaried Plan but for limits on compensation in that plan, the accounts of Messrs. Batten and Bratel will receive interest credits based on the annual rate on 30-year Treasury securities, with a minimum annual interest credit of three percent.

Any benefits payable under the SERP will automatically be paid in a two-payment deferred lump sum form, under which two equal payments will be made to the participant (or his surviving spouse or named beneficiary if the participant dies prior to all of the payments being made). The first payment will be made on the February 1 following the calendar year of retirement (or on the date that is six months after retirement, if later), and the second payment to be made on February 1 of the following year. The two payments shall be the actuarial equivalent of the annual benefit calculated under the single life annuity form.

If each of the two lump sum payments exceeds $500,000, each payment shall be limited to $500,000 with additional payments (also limited to $500,000 each) to be made on each subsequent February 1 until the balance is paid. If the commencement of benefits is based on the participant’s separation from service, the first payment will not be made sooner than six months after the participant’s separation.

Potential Payments Upon Termination or Change in Control

The following information and tables set forth the amount of payments to each Named Executive Officer in the event of a termination of employment as a result of retirement, death, disability, termination for cause, voluntary termination prior to retirement, and involuntary termination (or resignation for good cause) following a change in control.

●

Normal or Early Retirement. For purposes of the following discussion, retirement means termination of employment after the Named Executive Officer reaches age 65, or after the Named Executive Officer reaches age 60 with 10 years of service, which is how retirement is defined in the SERP and the award agreement for performance stock. Named Executive Officers who participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees may also retire after 30 years of service at any age, or if their age plus service equals 85 points, but these definitions of retirement are not considered in the following discussion because they do not affect the amounts required to be disclosed in the tables below. Mr. Moore and Ms. Wilcox are the only Named Executive Officers who were eligible for retirement at the end of FY2018.

Medical benefits are only available to Twin Disc retirees hired before October 1, 2003 and who are not yet Medicare-eligible. Eligibility for retiree medical benefits ends upon reaching Medicare eligibility.

Restricted stock is forfeited if retirement occurs before the restrictions on such shares have ended.

Performance stock and performance stock units will be paid after the end of the relevant performance period, but only if the performance objective is achieved. The stock or units are prorated based on actual employment during the performance period.

Stock options must be exercised within 30 days of termination or they expire.

A Supplemental Executive Retirement Plan (SERP) is available for several Named Executive Officers who qualify for a retirement benefit under the Corporation’s pension plans. Messrs. Batten and Bratel, and Ms. Wilcox are currently the only participants.

For those executives eligible for an endorsement split-dollar life insurance policy, the ownership of the life insurance will be transferred from the Corporation to the executive at the later of retirement or the 15th anniversary of the policy. At the time of transfer, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value or alternatively, receive direct reimbursement from the executive.

●

Death while Employed. In the event of death of a Named Executive Officer while actively employed, the executive’s estate would receive payment for any base salary earned, but not yet paid. In addition, any vacation accrual not used would also be paid to the estate.

Restricted stock vests and becomes payable per the terms of the individual grant agreement. The estate would receive the payment of shares.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to death and be paid as if the maximum performance target has been achieved. The stock or units are prorated based on actual employment during the performance period.

Options will fully vest and may pass to the estate, or as directed by a will, and must be exercised within one year from date of death.

●

Disability. In the event of termination of employment due to disability, a Named Executive Officer would receive benefits under the Corporation’s short-term and long-term disability plans, generally available to full-time salaried employees. Benefits are reduced for any social security or pension eligibility.

Restricted stock vests and becomes payable per the terms of the individual grant agreement.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to disability and are paid assuming the maximum performance target has been achieved. The stock or units are prorated based on actual employment during the performance period.

●

Termination for Cause. An executive is not eligible for any additional benefits at termination, unless the Compensation and Executive Development Committee would determine that severance payments are appropriate.

●

Voluntary Termination Prior to Retirement. An executive is not entitled to any additional forms of severance payments in the event of a voluntary termination, prior to becoming eligible for retirement.

●

Involuntary Termination (or Resignation for Good Cause) Following Change in Control. The Corporation has entered into Change in Control Severance Agreements with each of our Named Executive Officers. The versions of the agreements that were in effect on June 30, 2018 provide that, following a change in control of the Corporation (as defined in the agreement), if employment of the executive is terminated by the Corporation for any reason other than "Good Cause," or is terminated by the executive for "Good Reason" within 24 months after the change in control occurs, certain benefits would become payable. These include:

○

severance as a multiple of base salary and the greater of (1) the annual bonus awarded to the executive under the CIP for the fiscal year immediately preceding the fiscal year in which the date of termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to the executive under the CIP for the three years preceding the fiscal year in which the date of termination occurs) or (2) the executive’s target annual bonus under the CIP for the fiscal year in which the date of termination occurs,

○	twenty-four months of benefit continuation,
○	current value of all outstanding stock options,
○	restricted stock, and
○

performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved. The cash payment shall be equal to the number of performance stock units granted to the employee multiplied by the fair market value of the Corporation’s common stock as of the effective date of such change in control.

The following tables show the amounts payable under different termination scenarios for each Named Executive Officer as if such scenario occurred on June 30, 2018, the last day of the Corporation’s most recent fiscal year:

John H. Batten

Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not Eligible on 6/30/18	Not Eligible on 6/30/18	Not Eligible on 6/30/18	Not Eligible on 6/30/18	Not Eligible on 6/30/18	Not Eligible on 6/30/18
Death	Paid through last day worked	$0	$727,500	$3,652,983 (2)	$0	$4,380,483
Disability	Paid through last day worked	$0	$727,500	$3,652,983 (2)	$442,953 (3)	$4,823,436
Termination for Cause	Paid through last day worked	$0	$0 (4)	$0 (4)	$0	$0
Termination Without Cause Prior to Retirement	Paid through last day worked	$0	$0	$90,610 (5)	$0	$0
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$727,500	$4,546,677 (6)	$2,243,285 (7)	$7,517,462

(1)

This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2018. Executive must be actively employed at the time of bonus payment, or must have retired, become disabled, or died during the fiscal year, to receive the bonus payment.

(2)

Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved. In addition, restricted shares become non-forfeitable. The amount in the table was calculated by adding together the value of the prorated maximum number of shares issuable under the performance stock awards (100% of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2018 (30,779 shares), plus 2/3rds of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2019 (33,496 shares), plus 1/3rd of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2020 (9,630 shares)). In addition, Mr. Batten has 20,519 shares of restricted stock that vest on July 31, 2018; 33,496 shares of restricted stock that vest on July, 28, 2019, and 19,259 shares of restricted stock that vest on August 2, 2020 if he remains employed with the Corporation through those dates, respectively. The values of performance shares and restricted shares were determined by using $24.82, the closing price of Twin Disc shares on June 29, 2018.

(3)

Of this amount, $250,000 is the value of six months of benefits beginning July 1, 2018 under the Corporation’s short-term disability program for salaried employees. Any benefits payable after six months are provided by a fully-insured disability carrier. The remainder of this amount is the June 30, 2018 value of Mr. Batten’s benefit under the Supplemental Executive Retirement Plan (“SERP”), which vests and becomes payable upon reaching early or normal retirement age under the SERP, following termination of employment due to disability.

(4)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Batten was involuntarily terminated for cause on June 30, 2018.
(5)

This amount reflects the actual performance stock awards payable for the performance period ending June 30, 2018. These awards (3,973 shares) vested at 19.36% of the target grant amount, due to partial achievement of the targeted measures.

(6)

Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock immediately vests, and stock is paid under the agreements as if the maximum performance objective was achieved. In addition, restricted stock becomes fully transferable. This amount represents the total of outstanding shares and units, which consists of restricted shares (73,274) and performance stock (109,912) valued at $24.82 (the closing price of Twin Disc shares on June 30, 2018.

(7)

Under the Change in Control Severance Agreement as in effect on June 30, 2018, Mr. Batten is entitled to 2.5 times his base salary plus the greater of (1) the annual bonus awarded to the Employee under the CIP for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to Employee under the CIP for the three years preceding the fiscal year in which the Date of Termination occurs) or (2) the Employee’s target annual bonus under the CIP for the fiscal year in which the Date of Termination occurs. This formula would result in a payment of $2,187,500 as of June 30, 2018. The figure in the table above also includes benefit continuation for 24 months ($55,785).

Jeffrey S. Knutson

Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock, Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not eligible on 6/30/18	Not eligible on 6/30/18	Not eligible on 6/30/18	Not eligible on 6/30/18	Not eligible on 6/30/18	Not eligible on 6//30/18
Death	Paid through last day worked	$0	$318,010	$1,539,609 (2)	$0	$1,857,619
Disability	Paid through last day worked	$0	$318,010	$1,539,609 (2)	$162,250 (3)	$2,019,869
Termination for Cause	Paid through last day worked	$0	$0 (4)	$0 (4)	$0	$0
Termination Without Cause Prior to Retirement	Paid through last day worked	$0	$0	$41,574 (5)	$0	$0
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$318,010	$1,916,253 (6)	$1,028,593 (7)	$3,262,856

(1)

This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2018. Executive must be actively employed at the time of bonus payment, or must have retired, become disabled, or died during the fiscal year, to receive the bonus payment.

(2)

Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved. In addition, restricted shares become non-forfeitable. The amount in the table was calculated by adding together the value of the prorated maximum number of shares issuable under the performance stock awards (100% of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2018 (12,972 shares), plus 2/3rds of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2019 (14,118 shares), plus 1/3rd of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2020 (4,059 shares)). In addition, Mr. Knutson has 8,648 shares of restricted stock that vest on July 31, 2018; 14,118 shares of restricted stock that vest on July, 28, 2019, and 8,117 shares of restricted stock that vest on August 2, 2020 if he remains employed with the Corporation through those dates, respectively. The values of performance shares and restricted shares were determined by using $24.82, the closing price of Twin Disc shares on June 29, 2018.

(3)

This is the value of six months of benefits beginning July 1, 2018 under the Corporation’s short-term disability program for salaried employees. Any benefits payable after six months are provided by a fully-insured disability carrier.

(4)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Knutson was involuntarily terminated for cause on June 30, 2018.
(5)

This amount reflects the actual performance stock awards payable for the performance period ending June 30, 2018. These awards (1,675 shares) vested at 19.36% of the target grant amount, due to partial achievement of the targeted measures.

(6)

Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock is paid under the agreements as if the maximum performance objective was achieved. In addition, restricted stock becomes fully transferable. This amount represents the total of outstanding shares and units, which consists of restricted shares (30,882) and performance stock (46,324) valued at $24.82 (the closing price of Twin Disc shares on June 29, 2018.

(7)

Under the Change in Control Severance Agreement as in effect on June 30, 2018, Mr. Knutson is entitled to 2.0 times his base salary plus the greater of (1) the annual bonus awarded to the Employee under the CIP for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to Employee under the CIP for the three years preceding the fiscal year in which the Date of Termination occurs) or (2) the Employee’s target annual bonus under the CIP for the fiscal year in which the Date of Termination occurs. This formula would result in a payment of $973,500 as of June 30, 2018. The figure in the table above also includes benefit continuation for 24 months ($55,093).

Malcolm F. Moore

Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock, Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Paid through last day worked	$0	$367,688	$214,048 (2)	$0	$581,736
Death	Paid through last day worked	$0	$367,688	$1,655,047 (3)	$0	$2,022,735
Disability	Paid through last day worked	$0	$367,688	$1,655,047 (3)	$147,788 (4)	$2,170,523
Termination for Cause	Paid through last day worked	$0	$0 (5)	$0 (5)	$0	$0
Termination Without Cause Prior to Retirement (6)	N/A	N/A	N/A	N/A	N/A	N/A
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$367,688	$1,895,628 (7)	$1,234,274 (8)	$3,497,590

(1)

This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2018. Executive must be actively employed at the time of bonus payment, or must have retired, become disabled, or died during the fiscal year, to receive the bonus payment.

(2)

This number represents the actual performance awards payable for the performance period ending June 30, 2018 (2,162), plus the pro-rated performance awards payable in FY2019 (6,462). The performance stock award for FY2019 will vest pro-rata, only if at least a threshold performance level is achieved. This number assumes vesting at threshold in FY2019. Restricted stock awards are forfeited, as this assumes Mr. Moore was not employed on the vesting date.

(3)

Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved. In addition, restricted shares become non-forfeitable. The amount in the table was calculated by adding the value of the prorated maximum number of shares issuable under the performance stock awards (100% of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2018 (16,746 shares), plus 2/3rds of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2019 (29,079 shares)). In addition, Mr. Moore has 11,164 shares of restricted stock that vest on July 31, 2018; 19,386 shares of restricted stock that vest on July 28, 2019, and 6,985 shares of restricted stock that vest on August 2, 2020 if he remains employed with the Corporation through those dates, respectively. The values of performance shares and restricted shares were determined by using $24.82, the closing price of Twin Disc shares on June 29, 2018.

(4)

This is the value of six months of benefits beginning July 1, 2018 under the Corporation’s short-term disability program for salaried employees. Any benefits payable after six months are provided by a fully-insured disability carrier.

(5)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Moore was involuntarily terminated for cause on June 30, 2018.
(6)	Mr. Moore is retirement-eligible under the SERP and performance stock award agreements, so all benefits are payable under the retirement section.
(7)

Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock immediately vests and stock is paid under the agreements as if the maximum performance objective was achieved. In addition, restricted stock becomes fully transferable. This amount represents the total of outstanding shares, which consists of restricted shares (37,545) and performance stock (45,825) valued at $24.82 (the closing price of Twin Disc shares on June 29, 2018).

(8)

Under the Change in Control Severance Agreement as in effect on June 30, 2018, Mr. Moore is entitled to 2.0 times his base salary plus the greater of (1) the annual bonus awarded to the Employee under the CIP for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to Employee under the CIP for the three years preceding the fiscal year in which the Date of Termination occurs) or (2) the Employee’s target annual bonus under the CIP for the fiscal year in which the Date of Termination occurs. This formula would result in a payment of $1,192,500 as of June 30, 2018. The figure in the table above also includes benefit continuation for 24 months ($41,990).

Dean J. Bratel

Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not eligible on 6/30/18	Not eligible on 6/30/18	Not eligible on 6/30/18	Not eligible on 6/30/18	Not eligible on 6/30/18	Not eligible on 6/30/18
Death	Paid through last day worked	$0	$275,380	$1,399,649 (2)	$0	$1,675,029
Disability	Paid through last day worked	$0	$275,380	$1,399,649 (2)	$137,500 (3)	$1,812,529
Termination for Cause	Paid through last day worked	$0	$0 (4)	$0 (4)	$0	$0
Termination Without Cause Prior to Retirement	Paid through last day worked	$0	$0	$37,801 (5)	$0	$37,801
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$275,380	$1,742,066 (6)	$727,240 (7)	$2,744,686

(1)

This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2018. Executive must be actively employed at the time of bonus payment, or must have retired, become disabled, or died during the fiscal year, to receive the bonus payment.

(2)

Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved. In addition, restricted shares become non-forfeitable. The amount in the table was calculated by adding the value of the prorated maximum number of shares issuable under the performance stock awards (100% of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2018 (11,793 shares), plus 2/3rds of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2019 (12,834 shares), plus 1/3rd of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2020 (3,690 shares)). In addition, Mr. Bratel has 7,862 shares of restricted stock that vest on July 31, 2018; 12,834 shares of restricted stock that vest on July 28, 2019, and 7,379 shares of restricted stock that vest on August 2, 2020 if he remains employed with the Corporation through those dates, respectively. The values of performance shares and restricted shares were determined by using $24.82, the closing price of Twin Disc shares on June 29, 2018.

(3)

This is the value of six months of benefits beginning July 1, 2018 under the Corporation’s short-term disability program for salaried employees. Any benefits payable after six months are provided by a fully-insured disability carrier.

(4)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Bratel was involuntarily terminated for cause on June 30, 2018.
(5)

This amount reflects the actual performance stock awards payable for the performance period ending June 30, 2018. These awards (1,523 shares) vested at 19.36% of the target grant amount, due to partial achievement of the targeted measures.

(6)

Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock immediately vests, and stock is paid under the agreements as if the maximum performance objective was achieved. In addition, restricted stock becomes fully transferable. This amount represents the total of outstanding shares and units, which consists of restricted shares (28,075) and performance stock (42,113) valued at $24.82 (the closing price of Twin Disc shares on June 29, 2018.

(7)

Under the Change in Control Severance Agreement as in effect on June 30, 2018, Mr. Bratel is entitled to 1.5 times his base salary plus the greater of (1) the annual bonus awarded to the Employee under the CIP for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to Employee under the CIP for the three years preceding the fiscal year in which the Date of Termination occurs) or (2) the Employee’s target annual bonus under the CIP for the fiscal year in which the Date of Termination occurs. This formula would result in a payment of $632,250 as of June 30, 2018. The figure in the table above also includes benefit continuation for 24 months ($55,093) and the value of his SERP at June 30, 2018 ($39,897).

Denise L. Wilcox

Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Paid through last day worked	$0	$183,912	$131,248 (2)	$28,234 (3)	$343,394
Death	Paid through last day worked	$0	$183,912	$895,828 (4)	$28,234 (3)	$1,107,974
Disability	Paid through last day worked	$0	$183,912	$895,828 (4)	$146,734 (5)	$1,226,474
Termination for Cause	Paid through last day worked	$0	$0 (6)	$0 (6)	$0	$0
Termination Without Cause Prior to Retirement (7)	N/A	N/A	N/A	N/A	N/A	N/A
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$183,912	$1,114,989 (8)	$563,330 (9)	$1,355,234

(1)

This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2018. Executive must be actively employed at the time of bonus payment, or must have retired, become disabled, or died during the fiscal year, to receive the bonus payment.

(2)

This number represents the actual performance awards payable for the performance period ending June 30, 2018 (975), plus the pro-rated performance awards payable in FY2019 (2,738) and the pro-rated performance awards payable in FY2020 (1,575). The performance stock award for FY2019 and FY2020 will vest pro-rata, only if at least a threshold performance level is achieved. This number assumes vesting at threshold in FY2019 and vesting at target in FY2020. Restricted stock awards are forfeited, as this assumes Ms. Wilcox was not employed on the vesting date.

(3)	This represents the SERP benefit as of June 30, 2018, available to Ms. Wilcox at retirement.
(4)

Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved. In addition, restricted shares become non-forfeitable. The amount in the table was calculated by adding the value of the prorated maximum number of shares issuable under the performance stock awards (100% of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2018 (7,548 shares), plus 2/3rds of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2019 (8,214 shares), plus 1/3rd of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2020 (2,362 shares)). In addition, Mr. Wilcox has 5,032 shares of restricted stock that vest on July 31, 2018; 8,214 shares of restricted stock that vest on July 28, 2019, and 4,723 shares of restricted stock that vest on August 2, 2020 if she remains employed with the Corporation through those dates, respectively. The values of performance shares and restricted shares were determined by using $24.82, the closing price of Twin Disc shares on June 29, 2018.

(5)

Of this amount, $118,500 is the value of six months of benefits beginning July 1, 2018 under the Corporation’s short-term disability program for salaried employees. Any benefits payable after six months are provided by a fully-insured disability carrier. The remainder of this amount is the June 30, 2018 value of Ms. Wilcox’s benefit under the Supplemental Executive Retirement Plan (“SERP”), which vests and becomes payable upon reaching early or normal retirement age under the SERP, following termination of employment due to disability.

(6)	Employees terminated for cause are not eligible for performance awards. This assumes Ms. Wilcox was involuntarily terminated for cause on June 30, 2018.
(7)	Ms. Wilcox is retirement-eligible under the SERP and the performance stock award agreements, so all benefits are payable under the retirement section.
(8)

Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock immediately vests, and stock is paid under the agreements as if the maximum performance objective was achieved. In addition, restricted stock becomes fully transferable. This amount represents the total of outstanding shares and units, which consists of restricted shares (17,969) and performance stock (26,954) valued at $24.82 (the closing price of Twin Disc shares on June 29, 2018.

(9)

Under the Change in Control Severance Agreement as in effect on June 30, 2018, Mr. Wilcox is entitled to 1.5 times her base salary plus the greater of (1) the annual bonus awarded to the Employee under the CIP for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to Employee under the CIP for the three years preceding the fiscal year in which the Date of Termination occurs) or (2) the Employee’s target annual bonus under the CIP for the fiscal year in which the Date of Termination occurs. This formula would result in a payment of $497,700 as of June 30, 2018. The figure in the table above also includes benefit continuation for 24 months ($37,396) and the value of her SERP at June 30, 2018 ($28,234)

Donald J. Nelson

Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Termination Without Cause Prior to Retirement	Paid through last day worked	$0	$0	$0 (2)	$194,989 (3)	$194,988

(1)

Executive must be actively employed at the time of bonus payment, or must have retired, become disabled, or died during the fiscal year, to receive the bonus payment. Mr. Nelson left prior to the payment of the bonus payment.

(2)	This amount reflects performance stock and performance unit awards payable for the performance period ending June 30, 2018. Mr. Nelson left prior to the awards’ vesting date.
(3)

At the time of his departure, Mr. Nelson and the Company agreed to a separation arrangement, which included separation pay of $175,001. The arrangement also provided perquisites and personal benefits consisting of outplacement services and health insurance premium subsidies, neither of which exceed the greater of $25,000 for 10% of the total amount of perquisites and personal benefits.

Director Compensation

The following table summarizes information regarding the compensation received by each of our non-employee Directors during FY2018:

Name	Year	Fees Earned or Paid in Cash	Value of Stock Awards (1)	All Other Compensation	Total
Michael Doar	2018	$69,000	$62,501		$131,501
Janet Giesselman	2018	$72,000	$62,501		$134,501
David Johnson	2018	$62,500	$62,501		$125,001
David Rayburn	2018	$112,500	$62,501		$175,001
Michael Smiley	2018	$73,000	$62,501		$135,501
Harold Stratton II	2018	$69,000	$62,501		$131,501
David Zimmer	2018	$79,625	$62,501		$142,126

(1)

Value of Stock Awards is computed as of the date of grant in accordance with Financial Accounting Standards Board ASC Topic 718. Each director held 2,784 shares of restricted stock as of the end of FY2018.

Director Compensation Plan

Outside Directors of the Corporation (i.e. non-Corporation employees) are eligible to participate in the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors and are paid an annual retainer fee composed of both cash and restricted shares of Twin Disc stock. The mix of cash and stock is determined by the Board of Directors on an annual basis. The cash portion is paid quarterly, while the stock portion of the retainer is awarded annually, at the annual shareholders meeting in October. The restricted shares will vest as of the subsequent annual shareholders meeting.

For FY2018, the Board reviewed its Director Compensation and maintained its annual retainer at $125,000, effective as of the date of the annual shareholders meeting in October 2017. They determined that the mix for FY2018 would be 50% cash and 50% restricted stock.

Committee chairs are paid an annual fee in addition to the annual retainer. The chairs of the Finance and Risk Management Committee, and the Nominating and Governance Committee each receive an annual fee of $7,000. The chair of the Audit Committee receives a $15,000 annual fee and the chair of the Compensation and Executive Development Committee receives a $10,000 annual fee, due to the larger responsibilities of the positions. The annual Chairman’s fee remains at 40% of the retainer, or $50,000.

The Board of Directors approved an increase to Committee chair fees, effective as of the Annual Shareholders meeting in October 2018. The chairs of the Finance and Risk Management Committee, and the Nominating and Governance Committee will each receive an annual fee of $10,000. The chair of the Compensation and Executive Development Committee chair will receive an annual fee of $12,500 and the chair of the Audit Committee will receive an annual fee of $17,500. The Chairman’s annual fee remains at 40% of the retainer, or $50,000.

Director stock ownership guidelines are in place for the outside Directors of the Corporation. These guidelines will set a target ownership level of three times the value of the Director annual retainer fee, exclusive of committee chair fees. Directors will have a period of five years to attain their targeted ownership level. The Compensation and Executive Development Committee monitors compliance with this guideline, using its discretion to address non-attainment issues.

Outside Directors who reach the age of 72 are required to retire from the Board of Directors effective as of the completion of their current term. Retired outside Directors will be entitled to an annual retirement benefit equal to the cash portion of the total annual retainer amount last paid to the Director prior to retirement, exclusive of committee chair fees. Retirement benefits will be payable for a term equal to the Director’s years of service or life, whichever is shorter.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, the Corporation is providing the following information about the relationship between the median of the annual total compensation of all employees of the Corporation and the annual total compensation of the Corporation’s CEO, Mr. Batten. For FY2018:

●	The median of the annual total compensation of all employees of the Corporation, other than the CEO, was $72,695;

●	The annual total compensation of the Corporation’s CEO, as reported in the above Summary Compensation Table, was $1,994,028; and

●

Based on this information, for FY2018, the ratio of the annual total compensation of the Corporation’s CEO to the median total compensation of all employees, other than the CEO, was reasonably estimated to be 27:1. Because this pay ratio is a reasonable estimate, and because SEC rules allow companies to adopt a variety of methodologies and assumptions and to apply certain exclusions, the pay ratio reported by other companies may not be comparable to the pay ratio reported by the Corporation.

To identify the median employee, the Corporation used its payroll records to prepare a listing of the annualized base pay for all of the Corporation’s employees at all locations of the Corporation and its subsidiaries as of May 1, 2018. For salaried employees, annualized base pay was determined using the employees’ base salary, and for hourly employees annualized base pay was determined using the employees’ hourly wage. The annualized base pay for part-time employees was calculated using actual hours worked. The employee listing did not include any seasonal or temporary employees, as none were employed by the Corporation as of May 1, 2018. No employees were excluded from the prepared listing. For non-US employees, the base pay was converted into US currency using the exchange rates as of May 1, 2018 as reported by XE. No cost-of-living adjustments were made for non-US employees.

After the employee listing was sorted from lowest to highest, the median amount was selected from the list. The median rate of pay was held by eleven employees. The selected employee is an hourly production employee working full-time in Racine, Wisconsin. Once the median employee was identified, that employee’s total annual compensation for FY2018 was determined using the same rules that apply to reporting the compensation of our Named Executive Officers in the “Total” column of the Summary Compensation Table.

Compensation and Executive Development Committee Report

The Compensation and Executive Development Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation and Executive Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement and the Corporation’s annual report on Form 10-K.

Members of the Compensation and Executive Development Committee:

Janet P. Giesselman, Chair

Michael C. Smiley

Harold M. Stratton II

David R. Zimmer

August 1, 2018

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the Corporation’s other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this report by reference therein.

The Audit Committee charter reflects standards set forth in SEC regulations and NASDAQ Stock Market rules. All members of the Audit Committee are independent, as defined in Rule 5605 of the listing standards of the NASDAQ Stock Market.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met four times during fiscal 2018.

As part of its responsibilities, and as set forth in its charter, the Audit Committee met with both management and the Corporation's independent accountants to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent accountants. The Committee's review included discussion with the independent accountants of matters required to be discussed pursuant to Auditing Standard No. 1301, “ Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, and SEC Regulation S-X, Rule 2-07, “Communication with Audit Committees.”

The Committee received the written disclosures and the letter required from the independent accountants pursuant to Rule 3526, “Communication with Audit Committees Concerning Independence,” of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence.  The Committee also discussed with RSM US LLP matters relating to its independence.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Corporation’s annual report on Form 10-K for the fiscal year ended June 30, 2018, for filing with the Securities and Exchange Commission.

Audit Committee

Michael C. Smiley, Chair

Michael Doar

Janet P. Giesselman

David W. Johnson

David R. Zimmer

August 1, 2018

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding the Corporation’s equity-based compensation plans as of the end of the most recently completed fiscal year:

Plan Category	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Price of Outstanding Options, Warrants and Rights	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	225,777 (1)	$12.31 (2)	80,938 (3)
Equity Compensation Plans Not Approved By Shareholders	0	N/A	0
TOTAL	225,777 (1)	$12.31 (2)	80,938 (3)

(1)

Includes 7,200 non-qualified stock options awarded under the Twin Disc, Incorporated 2004 Stock Incentive Plan for Non-Employee Directors. Also includes 69,180 shares of performance stock that may be issued as of June 30, 2020 under the Twin Disc, Incorporated 2010 Stock Incentive Plan, assuming the maximum performance level will be achieved. As of June 30, 2018, the Corporation believes that it is likely that the threshold performance goals will be achieved. Also includes 149,397 shares of performance stock that may be issued as of June 30, 2019 under the Twin Disc, Incorporated 2010 Stock Incentive Plan, assuming the maximum performance goals are achieved. As of June 30, 2018, the Corporation believes that it is likely that the threshold performance goals will be achieved.

(2)	Because performance stock awards do not have an exercise price, the weighted-average exercise price does not take performance stock awards into account.
(3)

Includes 80,938 shares issuable under the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors. Assumes that outstanding performance stock awards will be issued at maximum, which may not reflect the most probable outcome. As of June 30, 2018, the Corporation believes that it is likely that the threshold performance goals will be achieved. Does not include shares of performance stock that were forfeited for the performance period ended June 30, 2018, which are subject to re-issuance under the Amended and Restated Twin Disc, Incorporated 2010 Stock Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Corporation’s Directors, executive officers and certain persons who beneficially own more than 10% of a registered class of the Corporation’s equity securities to file reports of ownership and changes in ownership of Twin Disc stock.  Based solely on a review of the copies of such forms furnished to the Corporation and representations from executive officers and Directors, the Corporation believes that during the period from July 1, 2017 to June 30, 2018, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were properly filed with the Securities and Exchange Commission.

GENERAL

The Corporation will bear the cost of the solicitation of proxies. The firm of Georgeson Inc., New York, NY has been retained to assist in solicitation of proxies for the Annual Meeting at a fee not to exceed $9,500 plus expenses.

Management does not know of any other business to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote upon such matters in their discretion in accordance with the authorization of the proxy.

If you do not contemplate attending in person, we respectfully request that you fill in, sign and return the accompanying proxy at your earliest convenience. However, remember that in order to have your proxy validated, it must be delivered to the Secretary either in person, by mail, or by messenger, and it must be received by the Secretary not less than forty-eight (48) hours prior to the date of the Annual Meeting. Alternatively, shareholders may transmit voting instructions via the Internet by accessing www.investorvote.com/twin or by telephone at 1-800-652-8683.

APPENDIX A

TWIN DISC, INCORPORATED

2018 LONG-TERM INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

1.1           Purpose. The purpose of the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan (the "Plan") is to promote the overall financial objectives of Twin Disc, Incorporated (the "Company") and its majority owned subsidiaries ("Subsidiaries") by providing opportunities for the officers and key employees selected to participate in the Plan (each a “Participant”) to acquire Common Stock of the Company ("Common Stock"), and to receive Common Stock or cash bonuses upon attainment of specified financial goals of the Company or its Subsidiaries. The Plan gives the Compensation and Executive Development Committee of the Company's Board of Directors, or such other committee as the Board of Directors shall designate (the "Committee"), the authority and discretion to award stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, cash-settled restricted stock unit awards, performance stock awards, performance stock unit awards, performance unit awards and/or dividend equivalent awards (collectively, "Awards") to eligible employees of the Company.

ARTICLE II

EFFECTIVE DATE AND TERM

2.1           Effective Date. The Plan shall become effective on the date that it is approved by the Company’s Board of Directors (the “Effective Date”), provided that shareholders of the Company’s Common Stock approve the Plan by a majority of votes cast at a meeting of such shareholders before the first anniversary of the Effective Date. No shares shall be issued under the Plan prior to such shareholder approval. Notwithstanding any terms of the Plan to the contrary:

(a)	Options issued under the Plan prior to such shareholder approval shall not be exercisable unless and until such shareholder approval occurs;

(b)	SARs issued under the Plan that would be settled in shares of Common Stock shall not be exercisable unless and until such shareholder approval occurs;

(c)

If an event occurs prior to such shareholder approval that would otherwise result in issuance of shares prior to such shareholder approval (including, for example, termination of a Participant’s employment due to death or disability), such shares shall not be issued unless and until such shareholder approval occurs; and such shares shall be issued no later than 2 ½ months after the date of such shareholder approval occurs (or, if later, the first day of the seventh month following the Participant’s termination of employment for reasons other than death).

If the shareholders do not approve the Plan before the first anniversary of the Effective Date, any Awards made under the Plan shall be null and void.

2.2           Term. No Award may be granted more than ten years after the Effective Date.

2.3           Post-Term Activity. Awards granted within the term of the Plan as set forth in Section 2.2, subject to the all other terms and conditions of the Plan and the agreement(s) governing the grant of the Awards, may be exercised, paid out, or modified more than ten years after the adoption of the Plan. Restrictions on Restricted Stock, Restricted Stock Units, and Cash-Settled Restricted Stock Units may lapse more than ten (10) years after the Effective Date.

ARTICLE III

STOCK SUBJECT TO PLAN

3.1           Maximum Number. The maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan from and after the Effective Date is 850,000, subject to the adjustments provided in Article XI, below. Such shares may be newly-issued shares, authorized but unissued shares or shares reacquired by the Company on the open market or otherwise. Because Cash-Settled Restricted Stock Units and Performance Stock Units are payable only in cash, the number of such Cash-Settled Restricted Stock Units and Performance Stock Units shall not count against the 850,000 maximum described in this paragraph.

3.2           Availability of Shares for Award. Shares of Common Stock that are subject to issuance pursuant to an Award may thereafter be subject to a new Award:

(a)	if the prior Award to which such shares were subject lapses, expires or terminates without the issuance of such shares; or

(b)

shares issued pursuant to an Award are reacquired by the Company pursuant to rights reserved by the Company upon the issuance of such shares; provided, that shares reacquired by the Company may only be subject to new Awards if the Participant received no benefit of ownership from the shares.

Notwithstanding the foregoing, shares of Common Stock that are received by the Company in connection with the exercise of an Award, including shares tendered in payment of a Stock Option’s or an SAR’s exercise price or shares tendered to the Company for the satisfaction of any tax liability or the satisfaction of a tax withholding obligation, may not be made subject to issuance pursuant to a later Award. In the event that only net shares are issued upon exercise of a Stock Option, upon the exercise of a SAR settled in shares of Common Stock, or upon the issuance of shares of Common Stock following the lapse of restrictions on Restricted Stock Units or the satisfaction of performance goals with respect to Performance Stock, the gross number of shares associated with such Award shall be counted against the 850,000 maximum described in Section 3.1. In no event will shares that are repurchased on the open market using stock option exercise proceeds be added back to the Plan.

ARTICLE IV

ADMINISTRATION

4.1           General Administration. The Committee shall supervise and administer the Plan. The Committee shall have discretionary authority to determine all issues with respect to the interpretation of the Plan and Awards granted under the Plan, and with respect to all Plan administration issues.

4.2           Powers of the Committee. Subject to the terms of the Plan and applicable law (including but not limited to the Sarbanes-Oxley Act of 2002, as amended), the Committee shall have the authority, in its discretion: (i) to prescribe, amend and rescind rules and regulations relating to the Plan; (ii) to select the eligible employees who shall receive Awards under the Plan; (iii) to grant Awards under the Plan and to determine the terms and conditions of such Awards, including without limitation the authority to determine the number of shares subject to issuance with respect to any Award, the vesting or exercise schedule of any Award, and the specific performance goals that shall cause an Award to vest or become payable; (iv) to determine the terms and conditions of the respective agreements (which need not be identical) pursuant to which Awards are granted, and (with the consent of the holder thereof) to modify or amend any Award; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of any Award; (vi) to determine the exercise price per share of options granted under the Plan; (vii) to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements; (viii) to decide whether a Stock Appreciation Right Award shall be settled in cash or Common Stock; (ix) to determine the remaining number of shares of Common Stock available for issuance under the Plan; (x) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; (xi) to interpret the Plan and/or any agreement entered into under the Plan; and (xii) to make all other determinations necessary or advisable for the administration of the Plan.

4.3           Committee. The Committee shall consist of at least three directors, each of whom shall be a "non-employee director" as that term is defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum at any meeting thereof (including telephone conference), and all determinations of the Committee shall be made by a majority of the members present, or by a writing by a majority of the members of the entire Committee without notice or meeting.

4.4           Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, and subject to acceleration as described in Sections 8.1, 8.2, and 9.1, no Awards granted under the Plan shall have a vesting, restricted or performance period (as applicable) of less than one year from the date of grant; provided, however, that Awards that result in the issuance of an aggregate of five percent (5%) of the shares of Common Stock available pursuant to Section 3.1 may be granted to any one or more Participants without regard to such minimum vesting, restricted or performance provisions.

4.5           Compliance with Code Section 409A. All Awards under this Plan shall be structured in a manner to comply with the requirements of Code Section 409A, or to be exempt from the application of Code Section 409A.

ARTICLE V

ELIGIBILITY

5.1           Eligibility. An Award may be granted under the Plan to those key employees (including officers) of the Company or its present or future Subsidiaries who, in the opinion of the Committee, are mainly responsible for the success and future growth of the Company and/or any of its Subsidiaries.

ARTICLE VI

AWARDS

6.1           Types of Awards. Awards under the Plan may be granted in any one or a combination of the following:

(a)

Stock Options. An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the Participant governing the award of such Option. The agreement governing the award of an option shall designate whether such option is intended to be an incentive stock option or a non-qualified stock option, and to the extent that any stock option is not designated as an incentive stock option (or even if so designated does not qualify as an incentive stock option), it shall constitute a non-qualified stock option. The maximum number of Options that may be granted to any Participant during any fiscal year of the Company is 100,000, subject to the adjustments provided in Article XI, below.

(i)

Exercise Price. The exercise price per share of the Common Stock purchasable under an Option shall be determined by the Committee, but shall not be less than the fair market value per share of Common Stock on the date the option is granted (or, if the Option is intended to qualify as an incentive stock option, not less than 110% of the such fair market value if the option is granted to an individual who owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock or the Company, a corporation which is the parent of the Company or and subsidiary of the Company (each as defined in Section 424 of the Code) (a "10% Shareholder")). For this and all other purposes under the Plan, the fair market value shall be the mean between the highest and lowest quoted selling prices per share of Common Stock on the NASDAQ Stock Market on the date of grant; provided, that if the Common Stock ceases to be listed on the NASDAQ Stock Market, the Committee shall designate an alternative method of determining the fair market value of the Common Stock.

(ii)	Option Period. An Option shall be exercisable at such time and subject to such terms and conditions as shall be determined by the Committee. An option that is intended to qualify as an incentive stock option shall not be exercisable more than ten years after the date it is granted (or five years after the date it is granted, if granted to a 10% Shareholder).

(iii)	No Repricings or Repurchases of Underwater Options Permitted. Except in connection with a transaction or event described in Article XI, the terms of outstanding Options may not be amended to reduce the exercise price of the outstanding Options or cancel the outstanding Options in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options without stockholder approval.

(b)

Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefor the amount described in Section 6.1(b)(i)(3) or 6.1(b)(ii) below, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the Participant governing the award of such Stock Appreciation Right. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option under this Plan ("Tandem SAR's"), or may be granted on a stand-alone basis ("Stand Alone SAR's"). The maximum number of Stock Appreciation Rights that may be granted to any Participant during any fiscal year of the Company is 100,000, subject to the adjustments provided in Article XI, below.

(i)	Tandem SAR's.

(1)	Grant. Tandem SAR's may be granted in connection with non-qualified or incentive stock options, but may only be granted at the time of grant of such associated Options.

(2)	Term. A Tandem SAR shall have the same term as the Stock Option to which it relates and shall be exercisable only at such time or times and to the extent the related Stock Option would be exercisable.

(3)	Exercise. Upon the exercise of a Tandem SAR, the Participant shall be entitled to receive an amount in cash equal in value to the excess of the fair market value per share of Common Stock on the date of exercise over the exercise price per share of Common Stock as specified in the agreement governing the Tandem SAR, multiplied by the number of shares in respect to which the Tandem SAR is exercised. The exercise of Tandem SAR's shall require the cancellation of a corresponding number of Stock Options to which the Tandem SAR's relate, and the exercise of Stock Options shall require the cancellation of a corresponding number of Tandem SAR's to which the Stock Options relate.

(4)	Expiration or Termination. A Tandem SAR shall expire or terminate at such time as the Stock Option to which it relates expires or terminates, unless otherwise provided in the agreement governing the grant of the Tandem SAR.

(ii)	Stand Alone SAR's. A Stand Alone SAR may be granted at such time and for such term as the Committee shall determine, and shall be exercisable at such time as specified in the agreement governing the grant of the Stand Alone SAR. Upon exercise of a Stand Alone SAR, the Participant shall be entitled to receive, in cash, Common Stock, or a combination of both (as determined by the Committee), an amount equal to the fair market value per share of Common Stock over an exercise price specified in the agreement governing the grant of the Stand Alone SAR (which exercise price shall not be less than the fair market value per share of Common Stock on the date the Stand Alone SAR is awarded), multiplied by the number of shares in respect to which the Stand Alone SAR is exercised.

(iii)	No Repricings or Repurchases of Underwater SARs Permitted. Except in connection with a transaction or event described in Article XI, the terms of outstanding SARs may not be amended to reduce the exercise price of the outstanding SARs or cancel the outstanding SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original SARs without stockholder approval.

(c)

Restricted Stock Awards. Restricted Stock consists of shares of Common Stock that are transferred or sold to the Participant, but which carry restrictions such as a prohibition against disposition or an option to repurchase in the event of employment termination. The minimum restriction on shares of Restricted Stock shall be one year of continued service by the Participant, although the Committee may impose longer service requirements and/or additional restrictions. Until such restrictions lapse, the Participant may not sell, assign, pledge or otherwise transfer, whether voluntarily or involuntarily, the Restricted Stock. A sale of Restricted Stock to a Participant shall be at such price as the Committee determines, which price may be substantially below the fair market value of the Common Stock at the date of grant.

(i)	Lapse of Restrictions. The Committee shall establish the conditions under which the restrictions applicable to shares of Restricted Stock shall lapse. Lapse of the restrictions may be conditioned upon continued employment of the Participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Committee deems appropriate.

(ii)	Rights of Holder of Restricted Stock. Except for the restrictions on transfer and/or the Company's option to repurchase the Restricted Shares, the Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash or stock dividends. Notwithstanding the foregoing, cash or stock dividends on shares of Restricted Stock shall be automatically deferred, and shall be paid to the Participant only if, when and to the extent the underlying shares of Restricted Stock vest. Cash or stock dividends payable with respect to shares of Restricted Stock that are forfeited shall also be forfeited. Cash or stock dividends payable under this paragraph shall be paid as soon as practicable after the restrictions on the shares of Restricted Stock to which such dividends relate lapse (but no later than the 15th day of the third month of calendar year after the calendar year in which such restrictions lapse). Cash dividends shall be paid with an appropriate rate of interest, as determined by the Committee. The Committee shall not have the discretion to override the provisions of this Section 6.1(c)(ii).

(iii)	Certificates. The Company may require that the certificates evidencing shares of Restricted Stock be held by the Company until the restrictions thereon have lapsed. If and when such restrictions lapse, certificates for such shares shall be delivered to the Participant. Such shares may have further restrictions on transfer if they have not been registered under the Exchange Act, but shall no longer be subject to a substantial risk of forfeiture.

(d)

Restricted Stock Unit Awards. Restricted Stock Units consist of the right to receive a specified number of shares of Common Stock upon the lapse of a substantial risk of forfeiture. The minimum restriction on Restricted Stock Units shall be one year of continued service by the Participant, although the Committee may impose longer service requirements and/or additional restrictions. There is no purchase or exercise price associated with Restricted Stock Units or with the shares issued in settlement of the award. Participants have no voting rights or rights to receive cash dividends with respect to Restricted Stock Units until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle the holders to receive Dividend Equivalent Awards, as described in Section 6.1(i) below.

(i)	Lapse of Restrictions. The Committee shall establish the conditions under which the restrictions applicable to Restricted Stock Units shall lapse. Lapse of the restrictions may be conditioned upon continued employment of the Participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Committee deems appropriate.

(ii) Timing of Payments. Shares of Common Stock due under Restricted Stock Units shall be issued as soon as practicable after the applicable restrictions lapse, but no later than the 15th day of the third month of the calendar year after the calendar year in which such restrictions lapse. Such shares may have further restrictions on transfer if they have not been registered under the Exchange Act, but shall no longer be subject to a substantial risk of forfeiture.

(e)

Cash-Settled Restricted Stock Unit Awards. Cash-Settled Restricted Stock Units consist of the right to receive a cash payment upon the lapse of a substantial risk of forfeiture. The minimum restriction on Cash-Settled Restricted Stock Units shall be one year of continued service by the Participant, although the Committee may impose longer service requirements and/or additional restrictions. The cash payment for each Cash-Settled Restricted Stock Unit that vests upon the lapse of the substantial risk of forfeiture shall be equal to the fair market value of a share of Common Stock as of the date the substantial risk of forfeiture lapses.

(i)	Lapse of Restrictions. The Committee shall establish the conditions under which the restrictions applicable to Cash-Settled Restricted Stock Units shall lapse. Lapse of the restrictions may be conditioned upon continued employment of the Participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Committee deems appropriate.

(ii)	Timing of Payments. Payments of amounts due under Cash-Settled Restricted Stock Units shall be made as soon as practicable after the applicable restrictions lapse, but no later than the 15th day of the third month of the calendar year after the calendar year in which such restrictions lapse.

(f)

Performance Stock Awards. Performance Stock Awards are artificial shares that are contingently granted to a Participant, which entitle the Participant to actual shares of Common Stock, if predetermined objectives are met. Because the payment of a Performance Stock Award is based on a predetermined number of shares of Common Stock, the value of the award may increase or decrease depending on the fair market value of the Common Stock after the date of grant. The maximum number of shares of Performance Stock that may be granted to any Participant during any fiscal year of the Company is 100,000, subject to the adjustments provided in Article XI, below.

(i)	Performance Goals. The Committee shall establish one or more performance goals with respect to each grant of a Performance Stock Award. The performance goals may be tailored to meet specific objectives. Payment or vesting a Performance Stock Award may be based upon one or more of the following criteria, as determined by the Committee, or upon such other business criteria as the Committee shall determine in its sole discretion: gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return. The Committee may establish targets under one or more of the foregoing performance goals based on single year or multi year periods. In addition, performance goals may relate to attainment of specified objectives by the Participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Committee shall determine.

(ii)	Certification of Satisfaction of Performance Goals. Following the completion of a period for which performance goals have been established, the Committee shall certify the extent to which such goals have been achieved. Such certification shall occur, and any applicable transfer of shares of Common Stock shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

(g)

Performance Stock Unit Awards. A Performance Stock Unit shall entitle the Participant to receive a cash payment equal to the fair market value of a share of Common Stock of the Company as of the Vesting Date, if predetermined objectives are met. The “Vesting Date” shall be the last day of the performance period for which a performance goal is established. The maximum number of Performance Stock Units that may be granted to any Participant during any fiscal year of the Company is 200,000, subject to the adjustments provided in Article XI, below.

(i)	Performance Goals. The Committee shall establish one or more performance goals with respect to each grant of a Performance Stock Unit. The performance goals may be tailored to meet specific objectives. Payment or vesting a Performance Stock Unit Award may be based upon one or more of the following criteria, as determined by the Committee, or upon such other business criteria as the Committee shall determine in its sole discretion: gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return. The Committee may establish targets under one or more of the foregoing performance goals based on single year or multi year periods In addition, performance goals may relate to attainment of specified objectives by the Participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Committee shall determine.

(ii)	Certification of Satisfaction of Performance Goals. Following the completion of a period for which performance goals have been established, the Committee shall certify the extent to which such goals have been achieved. Such certification shall occur, and any applicable payments shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

(h)

Performance Unit Awards. Performance Unit Awards entitle the participant to cash payments (or, at the election of the Committee, their equivalent in shares of Common Stock), if predetermined objectives are met. Because the payment of a Performance Unit Award is based on a predetermined cash amount, the value of each unit remains constant and does not fluctuate with changes in the market value of the Common Stock. The maximum amount that may be paid to any Participant in any fiscal year of the Company pursuant to an award of Performance Units shall be $500,000.00.

(i)	Performance Goals. The Committee shall establish one or more performance goals with respect to each grant of a Performance Unit Award. The performance goals may be tailored to meet specific objectives. Payment or vesting a Performance Unit Award may be based upon one or more of the following criteria, as determined by the Committee, or upon such other business criteria as the Committee shall determine in its sole discretion: gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return. The Committee may establish targets under one or more of the foregoing performance goals based on single year or multi year periods. In addition, performance goals may relate to attainment of specified objectives by the participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Committee shall determine.

(ii)	Certification of Satisfaction of Performance Goals. Following the completion of a period for which performance goals have been established, the Committee shall certify the extent to which such goals have been achieved. Such certification shall occur, and any applicable payments shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

(i)

Dividend Equivalent Awards. Dividend Equivalent Awards entitle the Participant to receive payment having a value equal to the dividends that would be payable with respect to a specified number of shares of Common Stock during a specified period, if the Participant owned that number of shares of Common Stock. Dividend Equivalent Awards may be granted on a free-standing basis or in connection with another Award, except that Dividend Equivalent Awards may not be granted with respect to Options or SARs. Any Dividend Equivalent Awards relating to an underlying Award shall be paid only if, when and to the extent such underlying Award vests, and the value of a Dividend Equivalent Award payable with respect to an underlying Award that does not vest shall be forfeited. Payments of amounts due under a stand-alone Dividend Equivalent Award shall be made as soon as practicable after the applicable restrictions lapse or the vesting conditions are satisfied, but no later than the 15th day of the third month of the calendar year after the calendar year in which such restrictions lapse or such vesting conditions are satisfied.

6.2           Written Agreements. Each Award granted under the Plan shall be evidenced by a written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the Participant. Until such agreement has been entered into between the Company and the Participant, the Participant shall have no rights in any Award approved by the Committee.

ARTICLE VII

PAYMENT FOR AWARDS

7.1           General. Payments required, if any, upon a Participant's exercise of an Award under the Plan may be made in the form of: (i) cash; (ii) Company stock; (iii) a combination of cash and Company stock; or (iv) such other forms or means that the Committee shall determine in its discretion and in such manner as is consistent with the Plan's purpose and the Code, the Exchange Act, or other applicable laws or regulations.

ARTICLE VIII

EFFECT OF TERMINATION OF EMPLOYMENT ON BENEFITS

8.1           Termination by Reason of Death. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant incurs termination of employment due to death:

(a)           Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall thereafter be fully exercisable (whether or not such Options or Stock Appreciation Rights were fully vested at the time of the Participant's death) by the deceased Participant’s estate or by a person who acquired the right to exercise the Option or Stock Appreciation Right by bequest or inheritance for a period of one year immediately following the date of death, or until the expiration of the Option or Stock Appreciation Right if shorter.

(b)

Any restrictions on shares of Restricted Stock shall lapse and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall be fully vested in the Restricted Stock.

(c)	Any restrictions on Restricted Stock Units shall lapse, and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall be issued the number of shares of Common Stock represented by such Restricted Stock Units. Such shares shall be issued as soon as practicable following the Participant’s death, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant’s death occurs.

(d)	Any restrictions on Cash-Settled Restricted Stock Units shall lapse, and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall receive a cash payment for each Cash-Settled Restricted Stock Unit equal to the fair market value per share of Common Stock on the NASDAQ Stock Market as of the date of the Participant’s death. Such payment shall be made as soon as practicable following the Participant’s death, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant’s death occurs.

(e)	The Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards. The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her death relative to the period for which performance is measured, and shall be determined as if the maximum performance objective had been attained. Such payment shall be made as soon as practicable following the Participant’s death, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant’s death occurs.

(f)	Dividend Equivalent Awards that are unvested or subject to restrictions shall immediately vest and such restrictions shall lapse, and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall receive a cash payment equal to the amount of dividend equivalents credited to the Participant. Such payment shall be made as soon as practicable following the Participant’s death, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant’s death occurs.

8.2           Termination by Reason of Disability. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant incurs termination of employment due to disability:

(a)

Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall thereafter be fully exercisable (whether or not such Options or Stock Appreciation Rights were fully vested at the time the Participant became disabled) for a period of three years (except for incentive stock options, in which case the period shall be one year) immediately following the date of such termination of employment, or until the expiration of the Option or Stock Appreciation Right if shorter. The Participant's death at any time following such termination due to disability shall not affect the foregoing. In the event of termination due to disability, if an incentive stock option is exercised more than one year after such termination of employment (or such other time period as may apply under Section 422 of the Code), such Option shall thereafter be treated as a non-qualified stock option.

(b)	Any restrictions on shares of Restricted Stock shall lapse and the Participant shall be fully vested in the Restricted Stock.

(c)	Any restrictions on Restricted Stock Units shall lapse, and the Participant shall be issued the number of shares of Common Stock represented by such Restricted Stock Units.

(d)	Any restrictions on Cash-Settled Restricted Stock Units shall lapse, and the Participant shall receive a cash payment for each Cash-Settled Restricted Stock Unit equal to the fair market value per share of Common Stock on the NASDAQ Stock Market as of the date of the Participant’s termination of employment.

(e)	The Participant shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards. The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her termination of employment due to disability relative to the period for which performance is measured, and shall be determined as if the maximum performance objective had been attained. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment due to disability, or (ii) the date of the Participant’s death.

(f)	Any Dividend Equivalent Awards that are unvested or subject to restrictions shall immediately vest and such restrictions shall lapse, and the Participant shall receive a cash payment equal to the amount of dividend equivalents credited to the Participant.

Unless otherwise defined in the agreement governing the grant of an Award, "disability" shall mean a mental or physical illness or injury that entitles the Participant to receive benefits under the long term disability plan of the Company or a Subsidiary, or if the Participant is not covered by such a plan, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or a Subsidiary. Notwithstanding the foregoing, a "disability" shall not qualify under the Plan if it is the result of: (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred, while participating in a criminal offense. The determination of disability shall be made by the Committee. The determination of disability for purposes of the Plan shall not be construed as an admission of disability for any other purpose.

8.3           Voluntary Termination Before Retirement or Termination for Cause. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant voluntarily terminates his or her employment before retirement or is terminated for cause:

(a)

Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall immediately terminate. The death or disability of the Participant after such a termination of employment shall not renew the exercisability of any Option or Stock Appreciation Right.

(b)	All shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

(c)	All Restricted Stock Units, Cash-Settled Restricted Stock Units, and Dividend Equivalent Awards still subject to restriction or vesting conditions shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock Units, Cash-Settled Restricted Stock Units, and/or Dividend Equivalent Awards.

(d)	All Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards shall be forfeited by the Participant to the Company.

Unless otherwise defined in the agreement governing the grant of an Award, "termination for cause" shall mean termination because of (i) any act or failure to act deemed to constitute cause under the Company's established practices policies or guidelines applicable to the Participant or (ii) the Participant's act or omission constituting gross misconduct with respect to the Company or a Subsidiary in any material respect.

8.4           Other Termination. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant's employment terminates for any reason (including retirement) other than the reasons listed in Section 8.1 through 8.3 above:

(a)

Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall thereupon terminate, except that any such Option or Stock Appreciation Right, to the extent vested on the date of the Participant's termination, may be exercised by the Participant for a period of three years (except for incentive stock options, in which case the period shall be (3) three months) immediately following the date of such termination of employment, or until the expiration of the Option or Stock Appreciation Right if shorter. The death or disability of the Participant after such a termination of employment shall not extend the time permitted to exercise an Option or Stock Appreciation Right.

(b)	All shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

(c) All Restricted Stock Units, Cash-Settled Restricted Stock Units, and Dividend Equivalent Awards still subject to restriction or vesting conditions shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock Units, Cash-Settled Restricted Stock Units, and/or Dividend Equivalent Awards.

(d)	The Participant shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards if and when the performance goals are achieved. The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her termination of employment relative to the period for which performance is measured, and the extent to which the performance goals are achieved as certified by the Committee. Such payment shall be made as soon as practicable following the completion of the of the period for which performance goals have been established, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

Unless otherwise defined in the agreement governing the grant of an Award, "retirement" shall mean the Participant's termination of employment after attaining either age 65, or age 60 with the accrual of 10 years of service.

ARTICLE IX

TERMINATION FOLLOWING CHANGE IN CONTROL

9.1           General. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, and notwithstanding any provision of this Plan to the contrary, if an event constituting a Change in Control of the Company occurs and a Participant either terminates employment for Good Reason or is involuntarily terminated by the Company without cause after the Change in Control:

(a)

outstanding Options awarded to the Participant that are not yet fully exercisable shall immediately become exercisable in full, and in lieu of shares of Common Stock issuable upon the exercise of Options, the Participant shall receive an amount in cash for each such Option equal to (i) the higher of the closing price of shares of Common Stock reported on the NASDAQ Stock Market on the date of termination of employment or the highest per share price for shares of Common Stock actually paid in connection with any Change in Control of the Company, over (ii) the per share exercise price of such Option. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment, or (ii) the date of the Participant’s death;

(b)

outstanding Stock Appreciation Rights (whether Tandem SARs or Stand Alone SARs) awarded to the Participant that are not yet fully exercisable shall immediately become exercisable in full, and the Participant shall receive an amount in cash for each such Stock Appreciation Right equal to (i) the higher of the closing price of shares of Common Stock reported on the NASDAQ Stock Market on the date of termination of employment or the highest per share price for shares of Common Stock actually paid in connection with any Change in Control of the Company, over (ii) the per share exercise price of such Stock Appreciation Right. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment, or (ii) the date of the Participant’s death;

(c)	the transferability provisions and the forfeitability provisions relating to Restricted Stock shall immediately cease to apply;

(d)

the forfeitability provisions relating to Restricted Stock Units shall immediately cease to apply, and the Participant shall be issued the number of shares of Common Stock represented by such Restricted Stock Units.

(e)

the forfeitability provisions relating to Cash-Settled Restricted Stock Units shall immediately cease to apply, and a cash payment shall be made based on the fair market value of the Company’s Common Stock on the date of the Participant’s termination of employment. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment, or (ii) the date of the Participant’s death;

(f)

Performance Stock Awards granted hereunder shall immediately vest and shares of Common Stock underlying the award shall be delivered as if the maximum performance objectives had been fully achieved. The delivery of such shares shall occur on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment, or (ii) the date of the Participant’s death; and

(g)

Performance Stock Units granted hereunder shall immediately vest and a cash payment shall be made as if the maximum performance objective had been fully achieved. Such cash payment shall be equal to the maximum number of performance stock units granted to the Participant multiplied by the fair market value of the Company’s common stock as the Participant’s termination of employment. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment, or (ii) the date of the Participant’s death;

(h)

Performance Unit Awards granted hereunder shall immediately vest and a cash payment shall be made as if the maximum performance objective had been fully achieved. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment, or (ii) the date of the Participant’s death’ and

(i)

Dividend Equivalent Awards granted hereunder shall immediately vest and a cash payment shall be made equal to the amount of dividend equivalents credited to the Participant. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment, or (ii) the date of the Participant’s death.

9.2           Non-Waiver. The Participant’s continued employment with the Company, for whatever duration, following a Change in Control of the Company shall not constitute a waiver of his or her rights with respect to this Article IX. The Participant's right to terminate his or her employment pursuant to this Section 9.2 shall not be affected by his or her incapacity due to physical or mental illness.

9.3           Definitions and Additional Rules. For purposes of this Article IX:

(a)	“Good Reason” shall mean, without the Participant’s written consent, the occurrence after a Change in Control of the Company of any one or more of the following:

(i)

the assignment to the Participant of duties, responsibilities or status that constitute a material diminution in the Participant’s duties, responsibilities or status or a material reduction or alteration in the nature or status of the Participant’s duties and responsibilities;

(ii)

a material reduction by the Company in the Participant's annual base salary as in effect immediately prior to the Change in Control of the Company or as the same shall be increased after the Change in Control of the Company;

(iii)	a material change in the geographic location at which the Participant must provide services; or

(iv)

a material change in or termination of the Company’s benefit plans or programs or the Participant’s participation in such plans or programs (outside of a good faith, across-the-board reduction of general application) in a manner that effectively reduces their aggregate value.

(b)	“Change in Control of the Company” shall be deemed to occur in any of the following circumstances:

(i)

if there occurs a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) whether or not the Company is then subject to such reporting requirement;

(ii)

if any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than John Batten or any member of his family (the “Batten Family”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

(iii)

if during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(iv)

upon the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the consummation of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company's assets.

(c)	To constitute a termination for Good Reason hereunder:

(i)	Termination of employment must occur within two years following the existence of a condition that would constitute Good Reason hereunder; and

(ii)

The Participant must provide notice to the Company of the existence of a condition that would constitute Good Reason within 90 days following the initial existence of such condition. The Company shall be provided a provided a period of 30 days following such notice during which it may remedy the condition. If the condition is remedied, the Participant’s subsequent voluntary termination of employment shall not constitute termination for Good Reason based upon the prior existence of such condition.

ARTICLE X

NONTRANSFERABILITY

10.1        General. Unless otherwise provided in an agreement governing the grant of an Award, a Participant's rights shall be exercisable during the Participant's lifetime only by the Participant, and no Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; provided, that Options and Stock Appreciation Rights are transferable by will or pursuant to the laws of descent and distribution.

ARTICLE XI

ADJUSTMENT PROVISIONS

11.1        Changes in Capitalization. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, split-up, spin-off, or similar transactions):

(a)	the total number of shares reserved for issuance under this Plan, the number of shares covered by or subject to each outstanding Award, the number of outstanding Cash-Settled Restricted Stock Units and the number of outstanding Performance Stock Units, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed; and

(b)	the maximum number of Options, Stock Appreciation Rights, Performance Stock Units and shares of Performance Stock that may be granted to any Participant in any fiscal year of the Company shall be proportionately adjusted to reflect the increase or decrease in the issued shares of Common Stock.

11.2        Reorganization, Sale, etc.. Awards granted hereunder may also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from the consummation of a reorganization, sale, merger, consolidation, dissolution, liquidation or similar circumstances.

11.3        Substitutions and Assumptions. If the Company acquires an entity which has issued and outstanding stock options or other rights, the Company may substitute stock options or rights for options or rights of such entity, including options or other rights to acquire stock at less than 100% of the fair market price of the stock at grant. The number and kind of such stock options and other rights shall be determined by the Committee and the total number of shares reserved for issuance under this Plan shall be appropriately adjusted consistent with such determination and in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the Awards granted to, or available for, present or future Participants of this Plan. The number of shares reserved for issuance pursuant to Article III may be increased by the corresponding number of options or other benefits assumed, and, in the case of a substitution, by the net increase in the number of shares subject to options or other benefits before and after the substitution.

ARTICLE XII

AMENDMENT AND TERMINATION OF PLAN AND CLAWBACKS OF AWARDS

12.1        Amendment and Termination of Plan. The Board, without further approval of the Company's shareholders, may amend the Plan from time to time or terminate the Plan at any time, provided that:

(a)	no action authorized by this Article shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent; and

(b)	no amendment of the Plan shall, without the approval of the Company's shareholders, (i) increase the total number of shares of Common Stock that may be issued under the Plan or increase the amount or type of Awards that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of Common Stock that may be made subject to Awards under the Plan; (iii) modify the requirements as to eligibility for an Award under the Plan; (iv) extend the term of the Plan; or (v) constitute a material revision of the Plan under the listing standards of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

12.2        Clawback of Awards. To the extent required by applicable law or the listing standards of the NASDAQ Stock Market (or such other listing standards then applicable to the Company), including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002, Awards and amounts paid or payable with respect to Awards shall be subject to clawback as determined by the Committee, which clawback may include forfeitures, repurchase, reimbursement and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards, in each instance in accordance with applicable law or listing standards. All Awards granted under this Plan, any property (including shares of Common Stock) received in connection with any exercise or vesting of any Awards, and any proceeds received from the disposition of any such property, shall be subject to such applicable law or listing standards, as well as any clawback policy adopted, and amended from time to time, by the Committee. The Committee shall have discretion with respect to any clawback to determine whether the Company shall effect such recovery:

(a)	by seeking repayment from the Participant;

(b)	by reducing amounts that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any subsidiary or affiliate of the Company (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement);

(c)	by withholding payment of future increases in compensation (including the payment of any discretionary bonus amounts) or grants of compensatory awards that would have otherwise been made in accordance with the Company’s applicable compensation practices; or

(d)	by any combination of the above.

ARTICLE XIII

MISCELLANEOUS

13.1        Unfunded Status of Plan. It is intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provides, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

13.2        Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award or with respect to any exercise of any Option or Stock Appreciation Right granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld. Such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award or that is received upon the exercise of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. If the Participant disposes of shares of Common Stock acquired pursuant to an incentive stock option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant.

13.3        No Guaranty of Employment. Nothing herein shall be construed to constitute a contract of employment between the Company or Subsidiary and the Participant. Except as may be provided in a written contract, the Company or Subsidiary and each of the Participants continue to have the right to terminate the employment relationship at any time for any reason.

13.4        Controlling Law. The Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company or a Subsidiary, including, without limitation, liability under Section 16(b) of the Exchange Act.

13.5        Headings. The headings contained in the Plan are for reference purposes only, and shall not affect the meaning or interpretation of the Plan.

13.6        Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

13.7        Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

13.8        Entire Agreement. This Plan and any agreements governing the grant of Awards hereunder to any Participant constitute the entire agreement with respect to the subject matter hereof with respect to such Participant, provided that in the event of any inconsistency between the Plan and any such agreement(s), the terms and conditions of the Plan shall control.

APPENDIX B

COMPENSATION SURVEYS:  PARTICIPATING COMPANIES UTILIZED

CDB General Industry Executive	Acumed
Companies Revenues < $1B	Alfa Laval Inc.
Acxiom	Ames True Temper
Aerojet	ASCO VALVE
Appleton Papers	Bemis Mfg. Co.
Arctic Cat	BIC Advertising and Promotional Products (BIC APP)
Aricent Group	Bosch Rexroth
Bush Brothers	Bradley Corporation
E.W. Scripps	Bulk Handling Systems
EnPro Industries	CAMCRAFT
ESRI	Engineered Plastics Company
Euro-Pro	Etnyre International, Ltd.
Fidessa Group	Fleetwood Group, Inc.
GenCorp	Flexible Steel Lacing Company
Globecomm Systems	Georg Fischer Signet LLC
Graco Neustar	HU-FRIEDY MFG. CO.,
Hanger Orthopedic Group	Hunter Industries
HNTB Regency Centers	John Crane
Hovnanian Enterprises	Johnson Outdoors
Hutchinson Technology	Kewaunee Scientific Corporation
ION Geophysical	Klein Tools, Inc.
Kimco Realty Space	Lake Region Medical
LifeCell Sundt Construction	Lane Enterprises, Inc.
Makino	Lantech
Operating Matthews International	Logic PD
Medicines Company	Lutron Electronics Co., Inc.
Milacron	Malco Products, Inc.
Navigant Consulting	Merit Medical Systems
Polymer Group	Project Management Institute
Ricardo	Rea Magnet Wire Company, Inc.
Scientific Research	Rite-Hite Holding Corporation
ShawCor	Scientific Research Corporation
Systems Loral	Seaman Corporation
Taubman Centers	SGT, Inc
Viad	Southco, Inc.
VistaPrint	The Bergquist Company
Zebra Technologies	United Conveyor Corporation
CSR Top Management
Durable Goods Companies Revenues < $450M

TWIN DISC.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern, October 24, 2018.

Vote by Internet

- Go to **www.investorvote.com/twin**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

+

1. Elect as Directors the following Nominees:

01 - David B. Rayburn 02 - Janet P. Giesselman 03 - David W. Johnson

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. Advise approval of the compensation of the Named Executive Officers.	☐	☐	☐
3. Ratify the appointment of RSM US LLP as our independent auditors for the fiscal year ending June 30, 2019.	☐	☐	☐
4. Approve the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan.	☐	☐	☐

PLEASE NOTE: TO VALIDATE THIS PROXY, YOU MUST SIGN BELOW.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X +

02WJ3C

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on October 25, 2018.
The Proxy Statement and the 2018 Annual Report on Form 10-K are available at: **http://ir.twindisc.com/proxy**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

TWIN DISC.

Proxy — TWIN DISC, INCORPORATED

Annual Meeting of Shareholders – October 25, 2018
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael Doar and David R. Zimmer and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held October 25, 2018 at 2:00 P.M. at the Corporate offices, 1328 Racine Street, Racine, Wisconsin or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

TWIN DISC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

+

1. Elect as Directors the following Nominees:

01 - David B. Rayburn 02 - Janet P. Giesselman 03 - David W. Johnson

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. Advise approval of the compensation of the Named Executive Officers.	☐	☐	☐
3. Ratify the appointment of RSM US LLP as our independent auditors for the fiscal year ending June 30, 2019.	☐	☐	☐
4. Approve the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan.	☐	☐	☐

PLEASE NOTE: TO VALIDATE THIS PROXY, YOU MUST SIGN BELOW.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

+

02WJ4C

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on October 25, 2018.
The Proxy Statement and the 2018 Annual Report on Form 10-K are available at: **http://ir.twindisc.com/proxy**

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

TWIN DISC.

Proxy — TWIN DISC, INCORPORATED

Annual Meeting of Shareholders – October 25, 2018
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael Doar and David R. Zimmer and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held October 25, 2018 at 2:00 P.M. at the Corporate offices, 1328 Racine Street, Racine, Wisconsin or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet

- Go to **www.investorvote.com/twin**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.investorvote.com/twin

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.investorvote.com/twin**.

Step 2: Click on the icon on the right to view current meeting materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. You will not otherwise receive a paper or email copy of the proxy materials. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before October 11, 2018 to facilitate timely delivery.

2 N O T

02WR6B

Shareholder Meeting Notice

Twin Disc, Incorporated's Annual Meeting of Shareholders will be held on October 25, 2018 at the Corporate offices, 1328 Racine Street, Racine, Wisconsin, at 2:00 P.M. Central Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.investorvote.com/twin.** Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at **1-866-641-4276** and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Twin Disc, Incorporated" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by October 11, 2018.

02WR6B